                                                                   EXHIBIT 2.1

                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                      SPLASH TECHNOLOGY HOLDINGS, INC.

                         CA ACQUISITION CORPORATION

                                     AND

                                COLORAGE INC.


                        Dated as of October 10, 1997

                              TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I  THE MERGER........................................................  2
1.1    The Merger............................................................  2
1.2    Effective Time........................................................  2
1.3    Effect of the Merger..................................................  2
1.4    Articles of Organization; Bylaws......................................  2
1.5    Directors and Officers................................................  3
1.6    Merger Consideration; Effect on Capital Stock.........................  3
1.7    Dissenting Shares.....................................................  5
1.8    Escrow................................................................  6
1.9    Elections; Surrender of Certificates; Payment of Merger Consideration.  6
1.10   No Further Ownership Rights in Company Capital Stock..................  8
1.11   Lost, Stolen or Destroyed Certificates................................  8
1.12   Taking of Necessary Action; Further Action............................  8
1.13   Purchase Price Adjustment.............................................  9

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................... 10
2.1    Organization, Standing and Power...................................... 11
2.2    Capital Structure..................................................... 11
2.3    Authority, Conflicts, Consents........................................ 12
2.4    Company Financial Statements.......................................... 13
2.5    No Undisclosed Liabilities............................................ 13
2.6    No Changes............................................................ 14
2.7    Tax Matters........................................................... 16
2.8    Restrictions on Business Activities................................... 18
2.9    Title to Properties; Absence of Liens and Encumbrances; Condition of
         Equipment........................................................... 18
2.10   Intellectual Property................................................. 18
2.11   Agreements, Contracts and Commitments................................. 20
2.12   Interested Party Transactions......................................... 21
2.13   Governmental Authorization............................................ 21
2.14   Litigation............................................................ 22
2.15   Accounts Receivable................................................... 22
2.16   Minute Books.......................................................... 22
2.17   Environmental Matters................................................. 22
2.18   Brokers' and Finders' Fees............................................ 23
2.19   Employee Benefit Plans and Compensation............................... 23
2.20   Insurance............................................................. 23
2.21   Compliance with Laws.................................................. 23
2.22   Complete Copies of Materials.......................................... 23

                              TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----
          ...................................................................
2.23   Representations Complete.............................................. 24
2.24   Disclosure Schedule................................................... 24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SPLASH AND MERGER SUB......... 24
3.1    Organization, Standing and Power...................................... 24
3.2    Splash and Merger Sub Capital Structure............................... 24
3.3    Authority............................................................. 25
3.4    SEC Documents; Splash Financial Statements............................ 25
3.5    No Material Adverse Change; Registration Statement on
         Form S-1............................................................ 25

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.............................. 25
4.1    Conduct of Business of the Company.................................... 25
4.2    No Solicitation....................................................... 28
4.3    Meeting of Company Stockholders....................................... 28

ARTICLE V  ADDITIONAL AGREEMENTS............................................. 29
5.1    Access to Information................................................. 29
5.2    Confidentiality....................................................... 29
5.3    Expenses.............................................................. 29
5.4    Public Disclosure..................................................... 29
5.5    Consents.............................................................. 30
5.6    FIRPTA Compliance..................................................... 30
5.7    Legal Requirements.................................................... 30
5.8    Notification of Certain Matters....................................... 30
5.9    Stockholders Agreements............................................... 30
5.10   Further Assurances.................................................... 31
5.11   Third Party Expenses.................................................. 31
5.12   Termination Payment................................................... 31
5.13   Rule 144 Reporting.................................................... 31
5.14   Removal of Company Loan Guarantees.................................... 32
5.15   Major Company Stockholder Loans....................................... 32

ARTICLE VI  CONDITIONS TO THE MERGER......................................... 32
6.1    Conditions to Obligations of Each Party to Effect the
         Merger.............................................................. 32
6.2    Additional Conditions to Obligations of Company....................... 32
6.3    Additional Conditions to the Obligations of Splash and
         Merger Sub.......................................................... 33

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.............. 35
7.1    Survival of Representations and Warranties............................ 35
7.2    Escrow Arrangements................................................... 35


                              TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER.............................. 41
8.1    Termination........................................................... 41
8.2    Effect of Termination................................................. 42
8.3    Amendment............................................................. 42
8.4    Extension; Waiver..................................................... 42

ARTICLE IX  GENERAL PROVISIONS............................................... 43
9.1    Notices............................................................... 43
9.2    Interpretation........................................................ 44
9.3    Counterparts.......................................................... 44
9.4    Entire Agreement; Assignment.......................................... 44
9.5    Severability.......................................................... 45
9.6    Other Remedies........................................................ 45
9.7    Governing Law......................................................... 45
9.8    Rules of Construction................................................. 45

                               INDEX OF EXHIBITS


Exhibit        Description
-------        -----------

Exhibit A      Directors and Officers of the Surviving Corporation

Exhibit B      Form of Stockholder Agreement

Exhibit C      Form of Legal Opinion of Counsel to Splash

Exhibit D      Form of Legal Opinion of Counsel to the Company

Exhibit E      Form of Supplemental Escrow Agreement

                              INDEX OF SCHEDULES


Company Schedule    Description
----------------    -----------

                    AGREEMENT AND PLAN OF REORGANIZATION


       This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                       ---------
entered into as of October 10, 1997 by and among Splash Technology Holdings, Inc., a Delaware corporation ("Splash"), CA Acquisition Corporation, a Delaware
                               ------
corporation and a wholly-owned subsidiary of Splash ("Merger Sub"), and ColorAge
                                                      ----------
Inc., a Massachusetts corporation (the "Company").
                                        -------


                                  RECITALS

     A. The Boards of Directors of each of the Company, Splash and Merger Sub believe it is in the best interests of each company and their respective stockholders that Splash acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of Class A Common Stock, no par value per share, of the Company (the "Company Class A Common Stock") and all of the issued and
              ----------------------------
outstanding shares of the Company's Class B Common Stock, no par value per share (the "Company Class B Common Stock and, together with the Company Class A Common Stock, the "Company Capital Stock"), shall be converted into the right to
            ---------------------
receive cash and/or Splash common stock, par value $0.001 per share ("Splash
                                                                      ------
Common Stock"), consideration in accordance with the terms and subject to the
------------
conditions set forth in this Agreement.

     C. Subject to certain possible adjustments, the aggregate cash and Splash Common Stock consideration payable by Splash in the Merger is $30,000,000, of which (i) $3,000,000 is payable in cash to the holders of the Company Class A Common Stock (which capital stock has preferential voting and liquidation rights) and (ii) $27,000,000 is payable to the holders of Company Class B Common Stock in cash and/or Splash Common Stock (at the shareholder's election).

     D. Of the aggregate consideration payable to the Company's three largest stockholders, $3,000,000 in cash shall be placed in escrow at closing by Splash, the release of which shall be contingent upon certain events and conditions.

     E. The shares of Splash Common Stock payable to the holders of Company Class B Common Stock electing to receive such Splash shares shall be placed in escrow pursuant to the Supplemental Escrow Agreement between Splash, the Escrow Agent thereunder and such holders of Company Class B Common Stock (the "Supplemental Escrow Agreement"), the release of which shall be contingent upon certain events and conditions.

     F. The Company, Splash and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

                                  ARTICLE I

                                 THE MERGER

   1.1  The Merger.    At the Effective Time (as defined in Section 1.2) and
        ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Massachusetts Business Corporation Law (the "MBCL"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Splash. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
                                                              ---------
Corporation."
-----------

   1.2  Effective Time.    Unless this Agreement is earlier terminated pursuant
        --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than two (2) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Goldstein & Manello, 265 Franklin Street, Boston, Massachusetts, unless another place or time is agreed to in writing by Splash and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
-------------
to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware and the Commonwealth of Massachusetts (collectively, the "Certificate of Merger"), in accordance with the relevant provisions of the
     ---------------------
DGCL and MBCL (the time of acceptance by the Secretary of State of the State of Delaware and the Commonwealth of Massachusetts of such filings being referred to herein as the "Effective Time").
               --------------

   1.3  Effect of the Merger.    At the Effective Time, the effect of the Merger
        --------------------
shall be as provided in the applicable provisions of the DGCL and the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

   1.4  Articles of Organization; Bylaws.
        --------------------------------

        (a) At the Effective Time, the Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law, provided that the name of the Surviving Corporation shall be changed to "Splash--ColorAge Inc."

        (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   1.5  Directors and Officers.    The directors and officers of the Surviving
        ----------------------
Corporation immediately after the Effective Time shall be the individuals identified on Exhibit A hereto.
              ---------

   1.6  Merger Consideration; Effect on Capital Stock.    The consideration
        ---------------------------------------------
(hereinafter referred to as the "Merger Consideration") to be provided by Splash
                                 --------------------
and Merger Sub in exchange for all outstanding Company Capital Stock shall be, subject to adjustment as set forth in Section 1.13 below and subject to the provisions of Section 1.8 and Article VIII hereof, $30,000,000, payable in cash and/or shares of Splash Common Stock at the election of the Company's stockholders as provided in Sections 1.6 and 1.9. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

        (a) Definitions.
            -----------

            (i)     Aggregate Class A Common Number.  The "Aggregate  Class A
                    -------------------------------        ------------------
     Common Number" shall mean the aggregate number of shares of Company Class
     -------------
     A Common Stock outstanding immediately prior to the Effective Time.

            (ii)    Aggregate Class B Common Number.  The "Aggregate  Class B
                    -------------------------------        ------------------
     Common Number" shall mean the aggregate number of shares of Company Class
     -------------
     B Common Stock outstanding immediately prior to the Effective Time.

            (iii)   Cash Escrow Amount.  The "Cash Escrow Amount" shall equal
                    ------------------        ------------------
     $3,000,000 (representing 10% of $30,000,000); such amount shall be paid from the aggregate cash consideration payable to Edward Gavrin, Jeffrey Moore and Alexandra Moses (collectively, the "Major Company Stockholders")
                                                   ---------------------------
     pursuant to this Agreement and placed in escrow on the Closing Date in accordance with the provisions of Section 1.8 and Article VII of this Agreement as follows: Edward Gavrin ($1,125,000); Jeffrey Moore ($1,125,000); and Alexandra Moses ($750,000).

            (iv)    Class A Per Share Cash Closing Payment.  The "Class A Per
                    --------------------------------------        -----------
     Share Cash Closing Payment" shall be an amount equal to the quotient
     --------------------------
     obtained by dividing (x) an amount equal to $3,000,000, by (y) the Aggregate Class A Common Number. By way of example only, at the time of execution of this Agreement the Aggregate Class A Common Number (including 288 shares reserved for issuance upon the conversion of the Convertible Promissory Note (as defined in Section 2.2(a)) is represented by the Company to be 13,713 shares; accordingly, the Class A Per Share Cash Closing Payment would be $3,000,000 / 13,713 shares, or $218.77 per share.

            (v)     Class B Per Share Cash Closing Payment.  The "Class B Per
                    --------------------------------------        -----------
     Share Cash Closing Payment" shall be an amount equal to the quotient
     --------------------------
     obtained by dividing (x) an amount equal to $27,000,000 less any adjustment at Closing pursuant to Section 1.13, by (y) the Aggregate Class B

     Common Number. By way of example only, at the time of execution of this Agreement the Aggregate Class B Common Number (including 3,302 shares reserved for issuance upon the conversion of the Convertible Promissory Note (as defined in Section 2.2(a)) is represented by the Company to be 157,222 shares; accordingly, assuming no Section 1.13 adjustments, the Class B Per Share Cash Closing Payment would be $27,000,000 / 157,222 shares, or $171.73 per share.

                (vi)  Proportionate Escrow Interest.  The "Proportionate Escrow
                      -----------------------------        --------------------
     Interest," applicable to each Major Company Stockholder, shall mean the
     ---------
     quotient obtained by dividing (x) the total number of shares of Company Class A Common Stock held of record by such holder, by (y) the total number of shares of Company Class A Common Stock held of record by all the Major Company Stockholders, in each case, as of immediately prior to the Effective Time.

                (vii) Splash Stock Price.  The "Splash Stock Price" is the
                      ------------------        ------------------
     average closing price of one share of Splash Common Stock for the forty-five (45) most recent days that Splash Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on The Nasdaq National Market.

        (a)     Conversion of Company Capital Stock  Subject to the obligation
                -----------------------------------
Major of the Company Stockholders to fund the Cash Escrow Amount, each share of the Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined and to the extent provided in Section 1.7(a)) will at the Effective Time be canceled and extinguished and converted at the option (or deemed option) of each Company stockholder into the right to receive the following consideration:

                (i) for each share of Company Class A Common Stock with respect to which an election to receive cash consideration has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 1.9 (a "Cash Election"), the right to receive at Closing cash in an amount equal to the Class A Per Share Closing Date
     --------------
     Cash Payment;

                (ii) for each share of Company Class A Common Stock with respect to which an election to receive Splash Common Stock ("Stock
                                                                   -----
     Consideration") has been effectively made, and not revoked or lost,
     -------------
     pursuant to Section 1.9 (a "Stock Election"), the right to receive a
                                 --------------
     number of shares of Splash Common Stock, payable at the times provided in
     Section 1.9, equal to the quotient of (x) the Class A Per Share Closing Date Cash Payment and (y) the Splash Stock Price;

                (iii) for each share of Company Class B Common Stock with respect to which a Cash Election has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 1.9, the right to receive at Closing cash in an amount equal to the Class B Per Share Closing Date Cash Payment; and

                (iv) for each share of Company Class B Common Stock with respect to which a Stock Election has been effectively made, and not revoked or lost, pursuant to Section 1.9, the right to receive a number of shares of Splash Common Stock, payable at the times provided in
     Section 1.9,
     equal to the quotient of (x) the Class B Per Share Closing Date Cash Payment and (y) the Splash Stock Price.

     In addition, to the foregoing, each Major Company Shareholder shall acquire a Proportionate Escrow Interest as a result of the Major Company Stockholder obligation to fund the Escrow Amount.

        (c)     Company Option Commitments.  At the Effective time, the
                --------------------------
Company Option Commitments (as defined in Section 2.2(b)) shall be assumed by Splash in accordance with provisions described below.

                (i) At the Effective Time, each Company Option Commitment shall be, in connection with the Merger, canceled and in substitution therefor Splash shall issue an option (a "Splash Option"). Each Splash Option will be governed by the terms of the Splash 1996 Stock Option Plan and the standard form of agreement thereunder. In addition, (A) each Splash Option shall be exercisable for that number of whole shares of Splash Common Stock equal to the quotient of (1) the Class B Per Share Closing Date Cash Payment divided by (2) the Splash Stock Price; and (B) the exercise price per share of Splash Common Stock under such Splash Option shall be equal to the Splash Stock Price.

                (ii) As promptly as practicable following the Effective Time, Splash will issue, to each holder of a Company Option Commitment, a Splash Option in respect of the canceled Company Option Commitment.

        (d)     Capital Stock of Merger Sub.  Each share of Common Stock of
                ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall be deemed to evidence ownership and to have been converted without necessity of further action into, such number of shares of the common capital stock of the Surviving Corporation's Class A Common Stock.

        (e)     Fractional Shares.  No fraction of a share of Splash Common
                -----------------
Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Splash Common Stock (after aggregating all fractional shares of Splash Common Stock to be received by such holder) shall receive from Splash an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Splash Common Stock for the forty-five (45) most recent days that Splash Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on The Nasdaq National Market.

   1.7  Dissenting Shares.
        -----------------

        (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with the MBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or
                        -----------------
represent a right to receive the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the MBCL.

        (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the cash merger consideration as provided in Section 1.6(a) and (c), without interest thereon, upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement.

        (c) The Company shall give Splash (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the MBCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Splash, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Splash or the Company makes any payment or payments in respect of any Dissenting Shares, Splash shall be entitled to recover under the terms of Article VII hereof (x) the aggregate amount by which such payment or payments exceed the aggregate Merger Consideration that otherwise would have been payable in respect of such Dissenting Shares plus
(y) the aggregate fees and expenses (including reasonable attorneys' fees and expenses) incurred by Splash or the Company in connection with calculating, settling or litigating the amount of, or making, any such payment. Notwithstanding the foregoing, Splash shall be responsible for any such payments with respect to any such Dissenting Shares up to the lesser of (1) 1% of the outstanding Company Capital Stock and (2) amounts paid to three dissenting stockholders (with the liability of Splash being determined, as applicable, pro rata based on the total amount of payments made in respect of all Dissenting Shares).

   1.8  Escrow.   Promptly after the Effective Time, from the Merger
        ------
Consideration otherwise payable pursuant to Section 1.6, Splash shall deposit the Cash Escrow Amount into an escrow account pursuant to Article VII. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be nearly as may be practical in proportion to such holder's Proportionate Escrow Interest.

    1.9 Elections; Surrender of Certificates; Payment of Merger Consideration.
        ---------------------------------------------------------------------

        (a) Cash Election or Stock Election.  Each person who is a record holder
            -------------------------------
of shares of Company Capital Stock shall be entitled, with respect to all or any portion of such shares, to make a Cash Election or Stock Election on the basis hereinafter set forth.

        (b) Form of Election.  At the time that it mails the notice of
            ----------------
stockholders meeting contemplated in Section 4.3, the Company shall mail a form of election, which form shall be subject to the approval of Splash and shall also contain securities representations acceptable to Splash (the "Form of Election"), to be used by each record holder of shares of Company Capital Stock who wishes to elect to receive the Cash Consideration or Stock Consideration for any or all shares of Company Capital Stock held by such holder, provided that (i) no Stock
                                              -------------
Election may be made by any Company shareholder in respect of fewer than 100 shares of Company Capital Stock and (ii) no Stock Election will be valid unless the electing shareholder shall have validly made the securities representations set forth in the Investor Representation Certificate annexed thereto. The Company will use its best efforts to make the Form of Election available to all persons who become record holders of Company Capital Stock.

        (c) Revocation of Form of Election.  Unless otherwise agreed to under a
            ------------------------------
separate agreement with the Company, any Form of Election may be revoked, by the stockholder who submitted such Form of Election to the Company, only by written notice received by the Company prior to 5:00 p.m. EST on the date immediately preceding the date of the stockholders meeting contemplated in Section 4.3. In addition, all Forms of Election shall be revoked if Splash and the Company agree in writing that the merger has been abandoned.

        (d) Determinations.  The good faith determination of Splash and the
            --------------
Company whether or not elections to receive the Stock Consideration have been properly made or revoked pursuant to this Section 1.9 with respect to shares of Company Capital Stock and when elections and revocations were received by the Company shall be binding. If no Form of Election is received with respect to shares of Company Capital Stock, a Cash Election shall be deemed to have been made with respect to such shares and such shares shall be exchanged in the Merger for the cash consideration payable pursuant to Sections 1.6(a) and (b).

        (e) Splash to Provide Cash and Splash Common Stock.  Promptly after the
            ----------------------------------------------
Effective Time and consistent with the valid Forms of Elections, Splash shall make available for exchange in accordance with this Article I, the aggregate cash consideration and Splash Common Stock consideration payable pursuant to
Section 1.6 provided that, on behalf of the Major Company Stockholders, Splash
            -------------
shall deposit the cash constituting the Escrow Amount into an escrow account pursuant to Section 1.8 and Article VII below, out of the aggregate Merger Consideration otherwise payable to the Major Company Stockholders pursuant to
Section 1.6 (the portion of the Escrow Amount contributed on behalf of each Major Company Stockholder shall be the amount specified in the definition of the term "Cash Escrow Amount"); and provided further that the shares of Splash
                                -------- -------
Common Stock in respect of which a Stock Election has been effectively made, and not revoked or lost, shall be payable, subject to paragraph (f) below, into the escrow fund created pursuant to the Supplemental Escrow Agreement attached hereto as Exhibit E and shall be released therefrom in accordance with the terms of such agreement.

        (f) Exchange Procedures. Upon surrender to Splash or an agent appointed
            -------------------
by it of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") duly endorsed in blank, the holder of record of such
 ------------
Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to Section 1.6 (subject to paragraph (e) and
Section 1.13 and subject to the escrow provisions of Section 1.8 and Article
VII) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock, will be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration in respect of each such share (subject to Section 1.13 and subject to the escrow provisions of Section 1.8 and Article VII).

        (g) Transfers of Ownership.  If any payment is to be made to a person
            ----------------------
other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        (h) No Liability.  Notwithstanding anything to the contrary in this
            ------------
Section 1.9, none of Splash, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.10  No Further Ownership Rights in Company Capital Stock.    The
        ----------------------------------------------------
Merger Consideration delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I (subject to the escrow provisions of Article VII).

  1.11  Lost, Stolen or Destroyed Certificates.    In the event any
        --------------------------------------
Certificates shall have been lost, stolen or destroyed, Splash shall make payment in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit and agreement of indemnity in a form satisfactory to Splash of that fact by the holder thereof, in such amount as may be required pursuant to Section 1.6.

  1.12  Taking of Necessary Action; Further Action. If, at any time
        ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub or to vest Splash with a 100% ownership interest in the Surviving Corporation, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

  1.13   Purchase Price Adjustment.  The Purchase Price will be subject to
         -------------------------
adjustment as follows:

         (a) Tangible Net Worth Adjustment.
             -----------------------------

             (i)    Closing Balance Sheet. Closing Balance Sheet.  As soon
                    ---------------------  ---------------------
     as practicable (but in no event later than 45 days) following the Closing, the Company will, at the expense of the Surviving Corporation, prepare and cause to be audited by Coopers & Lybrand, independent accountants, and the Company will deliver to Splash and the Stockholders' Agent (as defined in
     Article VII), a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will be prepared in
     ----------------------
     accordance with generally accepted accounting principles ("GAAP")
                                                                ----
     consistent with the basis of accounting and procedures and methods employed by the Company in its financial statements delivered on the Closing Date pursuant to Section 6.3(n). During the conduct of the audit, the Company will cooperate in all respects with the independent auditors for the purposes of completing the Closing Balance Sheet. In addition, the Company and the independent auditors shall be available for periodic inquiry by Splash, the Stockholders' Agent and the Company, and the independent auditors will answer such questions as Splash or the Stockholders' Agent may have and provide such additional schedules and materials as Splash or the Stockholders' Agent may reasonably request in order to permit a meaningful review of the Closing Balance Sheet.

             (ii)   Definition.  "Tangible Net Worth" will mean the
                    ----------    ------------------
     aggregate of all tangible assets (net of all reserves and excluding all intangible assets, including without limitation, all goodwill and capitalized software), less all liabilities of any kind (including without limitation accounts payable, royalties payable, warranty reserves, accrued bonuses, accrued vacation, employee expense obligations, deferred revenue, litigation reserves and debt and other liabilities) determined in accordance with GAAP and the considerations specified in Section 6.3(n) of the Company Disclosure Schedule. Notwithstanding the foregoing, "Tangible Net Worth" shall be determined to exclude therefrom the balance sheet effect of Third Party Expenses paid or accrued in accordance with this Agreement.

             (iii)  Disputes.  At any time within 30 days following the
                    --------
     delivery of the Closing Balance Sheet to Splash and the Stockholders' Agent (the "Review Period"), Splash or the Stockholders' Agent may dispute any
           -------------
     amounts reflected or not reflected on the Closing Balance Sheet to the extent the net effect of all such disputed amounts in the aggregate would affect the Tangible Net Worth amount, but only on the basis that such amounts were not arrived at in accordance with Section 1.13(a)(i); each of Splash and the Stockholders' Agent will notify the other in writing of each such disputed item, and will specify the amount thereof in dispute, not later than the expiration of the Review Period. If Splash and the Stockholders' Agent are able to resolve all the disputed items, then the Closing Balance Sheet agreed upon by Splash and the Stockholders' Agent will be final, binding and conclusive on the parties hereto. If Splash and the Stockholders' Agent are unable to resolve any disputed item and are therefore unable to agree as to the Closing Balance Sheet and the resultant Tangible Net Worth amount within 20 days following the expiration of the Review Period, then within 10 days thereafter either Splash or the Stockholders' Agent may elect that the items remaining in dispute be submitted for resolution to a nationally recognized accounting firm (the member of which who will be primarily responsible for resolving such disputes will have had substantial auditing experience and substantial experience in arbitration or other dispute resolution proceedings concerning accounting issues) selected by mutual agreement of Splash and the Stockholders'
     Agent (or failing such agreement between Splash and the Stockholders' Agent, as selected by mutual agreement between Splash's independent accountants and the Company's independent accountants (prior to the Merger), or failing such appointed by the American Arbitration
     Association) (the "Accountants"). The Accountants will, within 30 days
                        -----------
     after submission, determine, based solely on presentations by Splash and the Stockholders' Agent (and their representatives) and not by independent review, and render a written report to the parties upon, such remaining disputed items and the resultant calculation of the Closing Balance Sheet and the Tangible Net Worth amount in accordance with the provisions hereof, and such report and the resultant Closing Balance
     Sheet will be final, binding and conclusive on the parties hereto. In resolving any disputed item, the Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of the Accountants (and of the American Arbitration Association, if any) (a) will be paid out of the Escrow Fund established under Article VII if the Tangible Net Worth amount finally determined pursuant to this Section 1.13(a)(iii) shall be more than $50,000 below the Tangible Net Worth amount reflected on the Closing Balance Sheet originally submitted pursuant to Section 1.13(a)(i) hereof, or (b) will be borne by Splash if the Tangible Net Worth amount finally determined pursuant to this Section 1.13(a)(iii) is less than $50,000 below the Tangible Net Worth amount reflected on the Closing Balance
     Sheet originally submitted pursuant to Section 1.13(a)(i) hereof. Splash and the Company hereby agree to cooperate and work in good faith and as expeditiously as reasonably possible to resolve any and all Closing
     Balance Sheet disputes.

             (iv)  Adjustment.  In the event that the Tangible Net Worth of
                   ----------
     the Company as of the Closing Date as reported in the Closing Balance Sheet is less than $850,000, then the purchase price shall be reduced, and the amounts payable to the holders of Company Class B Common Stock shall be reduced, to the extent of such deficiency. Splash shall provide written notice of such deficiency to the Escrow Agent pursuant to the provisions of Article VII, and the deficiency shall be payable to the Company as an escrow claim thereunder (pursuant to the procedure set forth in such Article VII).

        (b)  Expense Adjustment.  In accordance with Section 5.3 of this
             ------------------
in Agreement, the event that the Third Party Expenses (as defined in Section
5.3 hereof) incurred by the Company exceeds the sum of $150,000, then (i) to the extent any such excess is known as of the Closing Date the cash consideration payable pursuant to Section 1.6 to the holders of Company Class B Common Stock shall be reduced by the amount of such excess, and (ii) to the extent any such excess is not known as of the Closing Date the excess shall when known be paid to Splash out of the Escrow Fund described in Article VII.


                                 ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Except as disclosed in a document of even date herewith and delivered by the Company to Splash prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company represents
                        ---------------------------
and warrants to Splash as set forth in this Article II. Except as the context otherwise indicates, all references to "the Company" herein include the Company and its subsidiaries, taken as a whole.

   2.1  Organization, Standing and Power.  Each of the Company and its
        --------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. The Company has delivered a true and correct copy of the Articles of Organization and Bylaws or other charter documents, as applicable, of the Company and each of its subsidiaries, each as amended to date, to Splash. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Organization or Bylaws or equivalent organizational documents. The Company is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by the Company free and clear of all liens, charges, claims, security interests or other encumbrances of any sort ("Liens") or rights of others. There are no
                                 -----
outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating the Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

   2.2  Capital Structure.
        -----------------

        (a) The authorized capital stock of the Company consists of 15,000 shares of Class A Common Stock, of which 13,425 shares are issued and outstanding and 288 are reserved for issuance upon the conversion of the Convertible Promissory Note issued to Radia Perlman (the "Convertible Promissory Note"), and 215,000 shares of Class B Common Stock, of which 153,920 shares are issued and outstanding, 300 shares are held in the Company's treasury and 3,302 shares are reserved for issuance upon the conversion of the Convertible Promissory Note. There are no other outstanding shares of capital stock or voting securities. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Organization or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and were issued in compliance with applicable federal and state securities laws. Section 2.2(a) of the Company Disclosure Schedule sets forth a complete and accurate description of the holders of the Company's Capital Stock by name, class of Company stock owned and the number of shares owned of each such class of stock. The Company has provided to Splash a complete and accurate version of the Convertible Promissory Note and all related documentation.

        (b)  Other than Company option commitments in respect of 750 shares of Company Class B Common Stock ("Company Option Commitments")  and the
                                         --------------------------
Convertible Promissory Note, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.
True and complete copies of all agreements and instruments relating to Company Option Commitments have been made available to Splash and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Splash. Section 2.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the holders of such Company Option Commitments and the number of applicable option commitments.

   2.3  Authority, Conflicts, Consents.
        ------------------------------

        (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement and the Merger by the holders of two-thirds of both the Company Class A Common Stock and the Company Class B Common Stock (the "Company Stockholder Approval")). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (in each case, other than with respect to this Agreement and the Merger, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

        (b) The execution and delivery of this Agreement by the Company does not, and except as set forth in Section 2.3(b) of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles
                                  --------
of Organization or Bylaws of the Company or any of its subsidiaries, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets.

        (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country. Section 2.3(c) of the Company
Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of the Company or its subsidiaries that are required to be obtained by the Company or its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

   2.4  Company Financial Statements.
        ----------------------------

        (a) Section 2.4(a) of the Company Disclosure Schedule includes the Company's unaudited consolidated financial statements (balance sheets, statements of operations, statements of stockholder's equity and statements of cash flows) as of June 30, 1997 and for the period ended June 30, 1997, the Company's audited consolidated financial statements (balance sheets, statements of operations, statements of stockholder's equity and statements of cash flows) as of June 30, 1995 and 1996 and for the periods ended June 30, 1995, and 1996 and the Company's unaudited consolidated financial statements (balance sheets, statements of operations, statements of stockholder's equity and statements of cash flows) as of and for the two-month period ended August 31, 1997 (collectively, the "Financial Statements"). The Financial Statements are
                    --------------------
complete and correct in all respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except that the unaudited financial statements for the two-month period ended August 31, 1997 are subject to normal year-end adjustments and do not contain the footnotes necessary to be in accordance with GAAP). The Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The unaudited balance sheet of the Company as of June 30, 1997 is hereinafter referred to as the "June Balance
                                                                   ------------
Sheet."  The unaudited balance sheet of the Company as of  August 31, 1997 is
-----
hereinafter referred to as the "August Balance Sheet." Since June 30, 1996 there
                                --------------------
has been no material change in the Company's accounting policies.

        (b) The financial projections of the Company set forth in Section 2.4(b) of the Company Disclosure Schedule (the "Projections"), were prepared
                                                -----------
by the Company in good faith. The Company makes no representations and warranties, and expressly disclaims all express or implied representations and warranties, relating to the Projections except that such Projections were prepared by the Company in good faith.

   2.5  No Undisclosed Liabilities.  Except for obligations incurred in
        --------------------------
the ordinary course of business which are not material, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the August Balance Sheet, or (ii) have not been specifically described in this Agreement or in the Company Disclosure Schedule and specifically identified herein or therein as not being included in the August Balance
Sheet, or (iii) has not arisen in the ordinary course of the Company's business since the date of the June Balance Sheet.

   2.6  No Changes.  Except as set forth in Section 2.6 of the Company
        ----------
Disclosure Schedule, since June 30, 1997 there has not been, occurred or arisen any:

        (a) transaction by the Company or its subsidiaries except in the ordinary course of business as conducted on that date;

        (b) capital expenditure or commitment by the Company or its subsidiaries that has exceeded $25,000 individually or $50,000 in the aggregate;

        (c) destruction of, damage to or loss of any material assets of the Company or 5% customer of the Company or its subsidiaries (based on revenues) (whether or not covered by insurance);

        (d) actual or threatened work stoppage or slowdown or claim of wrongful discharge of which the Company or its subsidiaries has received written notice or of which the Company is aware or other unlawful labor practice or action (Section 2.6(d) of the Company Disclosure Schedule includes a list of all employees who have been terminated by the Company since July 1, 1995);

        (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

        (f) revaluation by the Company of any of its assets other than depreciation as required by GAAP and reflected on the June Balance Sheet;

        (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company Capital Stock, or any split, combination or reclassification of any of the Company Capital Stock or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for shares of the Company Capital Stock, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company Capital Stock (or options, warrants, or other rights exercisable therefor).

        (h) increase of over 10% in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, except as otherwise contemplated by this Agreement or as made in the ordinary course of business in accordance with the Company's past practices;

        (i) sale, lease, license or other disposition of any of the assets or properties of the Company or any of its subsidiaries, except in the ordinary course of business;

        (j) material amendment or termination or material violation of any material contract, agreement or license to which the Company or any of its subsidiaries is a party or by which it or they are bound other than termination by the Company or such subsidiary pursuant to the terms thereof in the ordinary course of business;

        (k) loan by the Company or any of its subsidiaries to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Company or any of its subsidiaries of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company or any of its subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its subsidiaries or guaranteeing of any debt securities of others;

        (l) waiver or release of any material right or claim of the Company or any of its subsidiaries, including any material write-off or other compromise of any account receivable of the Company;

        (m) the commencement or notice or, to the knowledge of the Company or its subsidiaries, threat of commencement of any lawsuit or proceeding against or governmental investigation of the Company or any of its subsidiaries or their affairs;

        (n) claim of ownership by a third party to any material portion of the Company's Intellectual Property (as defined in Section 2.10 below), or to the knowledge of the Company, of infringement by the Company or any of its subsidiaries of any third party's Intellectual Property rights;

        (o) issuance, sale or exchange by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities or other rights previously granted to purchase shares of the Company Capital Stock;

        (p) change in pricing or royalties set or charged by the Company (other than changes in the ordinary course of business consistent with past practice);

        (q) any event or condition of any character that is reasonably likely to have an effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operating, results of operations or prospects of the Company and its subsidiaries taken as a whole, excluding events or conditions that generally affect the economy or the Company's industry (a "Material Adverse Effect"); or

        (r) agreement by the Company, any of its subsidiaries or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with Splash and its representatives regarding the transactions contemplated by this Agreement).

   2.7  Tax Matters.
        -----------

        (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax" or,
             -------------------                                        ---
collectively, "Taxes", means (i) any and all federal, state, local and foreign
               -----
taxes, and similar assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b)  Tax Returns and Audits.
             ----------------------

             (i) The Company as of the Effective Time will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") which are required to be filed on or
                              -------
     before the Effective Time relating to any and all Taxes attributable to the Company for all periods commencing on or after January 1, 1991 and such Returns are true and correct in all respects and have been completed in accordance with applicable law.

             (ii) The Company as of the Effective Time: (A) will have paid or accrued all material Taxes it is required to pay or accrue whether or not shown on the Returns and (B) will have withheld and remitted in a timely manner with respect to its employees all material federal and state income taxes, FICA, FUTA and any other Taxes required to be withheld and remitted.

             (iii) Since June 30, 1993, the Company has not been delinquent in the payment of any Tax. There is no Tax deficiency assessed or proposed against the Company which has not been resolved with the appropriate tax authorities and paid or properly accrued, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

             (iv) There are no audits or examinations in progress or claims against the Company for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received.

             (v) The Company is an accrual basis taxpayer and does not have any liabilities for unpaid Taxes not yet due which have not been accrued or reserved against in accordance with GAAP on the August Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                (vi) There are no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                (vii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company.

                (viii) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                (ix) The Company is not a party to a tax sharing, indemnification or allocation agreement (other than this Agreement) nor does the Company owe any amount under any such agreement.

                (x) The Company is not, and has not been within the time period set forth in Section 897(c)(i)(A)(ii), a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                (xi) Copies of (A) any Tax audits or equivalent examinations by appropriate governmental authorities, (B) extensions of statutory limitations for the collection or assessment of Taxes (for periods on or after January 1, 1991) and (C) the Returns of the Company for the last fiscal year have been delivered to Splash.

                (xii)   The Company has not filed any consent agreement under
     Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                (xiii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                (xiv) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

            (c) Section 83(b) Elections.  Within the appropriate period after
                -----------------------
each award under the Company's Stock Bonus Plans described in Section 2.11 of the Company Disclosure Schedule, the recipients of such awards, or the Company on their behalf, made appropriate elections under Section 83(b) of the Code with respect to the taxability of such grants.

   2.8  Restrictions on Business Activities.  There is no agreement (noncompete
        -----------------------------------
or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its subsidiaries is a party or, to the knowledge of the Company, otherwise binding upon the Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its subsidiaries or the conduct of business as currently conducted.

   2.9  Title to Properties; Absence of Liens and Encumbrances; Condition
        -----------------------------------------------------------------
of Equipment.
------------

        (a) Section 2.9(a) of the Company Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company and its subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, is reasonably likely to give rise to a default) of the Company.

        (b) The Company and its subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any Liens, except as reflected in the Company Financial Statements and except for Liens for taxes not yet due and payable.

        (c) The equipment owned or leased by the Company, taken as a whole, is (i) adequate for the conduct of the business of the Company as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

   2.10 Intellectual Property.
        ---------------------

        (a) Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company and its subsidiaries own legally enforceable and irrevocable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are or were
                            ---------------------
incorporated in the past, present and proposed products sold or licensed by them to third parties (collectively, "Company Products"). Other than with respect to (i) Company Products and (ii) standard licenses granted to the Company and its subsidiaries by third party software vendors covering software which is broadly distributed by such vendors and is not incorporated in the Company Products ("Standard Licenses"), the Company and its subsidiaries own legally enforceable and irrevocable rights to use all Intellectual Property used by the Company in the business of the Company and its subsidiaries as currently conducted.

        (b) Section 2.10 of the Company Disclosure Schedule sets forth a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor in respect of any of the foregoing included in the Company Intellectual Property which is owned by the Company, and specifies, where applicable, the jurisdictions in which the rights to such Company Intellectual Property have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. All registered patents, trademarks, service marks and copyrights owned by the Company are valid and subsisting.

          (c) Section 2.10 of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements (other than Standard Licenses) as to which the Company or any subsidiary is a party and pursuant to which the Company, a subsidiary of the Company or any other person is authorized to use Company Intellectual Property that is material to the Company and its subsidiaries, taken as a whole, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any subsidiary is in violation of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, (i) will not cause the Company or any subsidiary to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require the Company or any subsidiary to repay any funds already received by it from a third party. Except for (x) rights granted in agreements, licenses or sublicenses described in Schedule 2.10 of the Company Disclosure Schedule and (y) rights granted in any agreements, licenses or sublicenses granted by the Company or one of its subsidiaries in the ordinary course of business with respect to Company Products (and not covering source code), the Company or one of its subsidiaries is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used.

          (d) No claims contesting the Company's (or any subsidiary's) ownership of or right to use Company Intellectual Property, or asserting any right of a third party to use any Company Intellectual Property, have been asserted or threatened to the Company or its agents, nor are there any valid grounds for any bona fide claims (i) against the use by the Company or any subsidiary of any Company Intellectual Property used in the Company's business as currently conducted, or (ii) challenging the validity, effectiveness, or ownership by the Company of any of the Company Intellectual Property.

          (e) To the knowledge of the Company, (i) except as set forth on
Section 2.10 of the Company Disclosure Schedule, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company, and
(ii) no Company Intellectual Property or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has a policy requiring each employee and contractor materially involved in proprietary aspects of the Company's business to execute nondisclosure of proprietary information and confidentiality agreements in the Company's standard forms (or in other forms providing the Company comparable protection). Substantially all current and former employees, consultants and contractors of the Company involved in proprietary aspects of the Company's business, and all current and former employees, consultants and contractors of the Company involved in development of the Company Products, have executed such an agreement.

  2.11  Agreements, Contracts and Commitments.
        -------------------------------------

        (a) Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, each of the Company and its subsidiaries does not have continuing obligations under, is not a party to nor is it bound by:

             (i)    any collective bargaining agreements,

             (ii) any agreements or arrangements that contain any severance pay, post-employment liabilities or obligations or "golden parachute" provisions (or similar provisions which provide for payment of consideration upon the completion of the transactions contemplated herein),

             (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

             (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

             (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

             (vi)    any fidelity or surety bond or completion bond,

             (vii) any lease of personal property having annual lease payments individually in excess of $25,000,

             (viii) any agreement of indemnification, warranty or guaranty other than in the ordinary course of business,

             (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

             (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000,

             (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business or any subsidiary's business,

             (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

             (xiii)  any distribution, joint marketing or development agreement,

             (xiv) any agreement, contract or commitment with any customer or vendor which, during the last two fiscal years of the Company, accounted, or is expected to account during the Company's current fiscal year, for more than 5% of the Company's revenue or trade payables, as applicable or

             (xv) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

        (b)  Except for any alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Section 2.11(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract or commitment set forth in Section 2.10 or Section 2.11(a) of the Company Disclosure Schedule (a "Company Contract"). Each Company
                                               ----------------
Contract is in full force and effect and, except as otherwise disclosed in
Section 2.11(b) of the Company Disclosure Schedule, is not subject to any default thereunder of which the Company or any subsidiary is aware by any party obligated to the Company or any subsidiary pursuant thereto.

  2.12  Interested Party Transactions.  No officer, director or, to the
        -----------------------------
Company's knowledge, employee or stockholder of more than 5% of the Company Capital Stock (nor, to the Company's knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Section
2.11 of the Company Disclosure Schedule; provided, however, that passive
                                         --------  -------
ownership of no more than five percent (5%) of the outstanding securities of any class of any entity shall not be deemed an "interest in any entity" for purposes of this Section 2.12.

  2.13  Governmental Authorization.  Section 2.13 of the Company Disclosure
        --------------------------
Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a

Governmental Entity (i) pursuant to which the Company or its subsidiaries currently operate or hold any interest in any of its or their properties or
(ii) which is required for the operation of its or their business or the holding of any such interest (herein collectively called "Company
                                                          -------
Authorizations"), which Company Authorizations are in full force and effect
--------------
and constitute all Company Authorizations required to permit the Company and its subsidiaries to operate or conduct their business or hold any interest in their properties or assets.

   2.14  Litigation.  There is no private or governmental action, suit,
         ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or any of its subsidiaries, or, to the knowledge of the Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

   2.15  Accounts Receivable.    All accounts receivable of the Company
         -------------------
reflected on the August  Balance Sheet ("Accounts Receivable") of the Company
                                         -------------------
arose in the ordinary course of business, are carried at values determined in accordance with generally accepted accounting principles consistently applied and, to the Company's knowledge, are collectible except to the extent of reserves therefor set forth in the August Balance Sheet. No person has any Lien on any such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

   2.16  Minute Books.  The minute books of the Company made available
         ------------
to counsel for Splash are the only minute books of the Company and reference all material transactions approved by the directors (or committees thereof) and stockholders since the time of incorporation of the Company.

   2.17  Environmental Matters.
         ---------------------

         (a)  No substance that is regulated by any foreign, federal, state or local governmental authority or that has been designated by any such authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (herein, a "Hazardous Material") is as a result of the Company's
                            ------------------
or its subsidiaries' actions or activities (or otherwise to its knowledge) present in, on or under any property that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased (herein, a "Company
                                                                -------
Facility"), except as permitted by and managed in accordance with applicable law.

         (b) Neither the Company nor any of its subsidiaries has transported, stored, used, disposed of, manufactured, released or exposed its employees or any other person to Hazardous Materials ("Hazardous Materials Activity") in
                                          ----------------------------
violation of any applicable foreign, federal, state or local statute, rule, regulation, order or law.

        (c) Each of the Company and its subsidiaries is and at all times has been in compliance with all foreign, federal, state and local laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials.

        (d) No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the knowledge of the Company and its subsidiaries, threatened, concerning the Hazardous Materials Activities of the Company or any of its subsidiaries and/or any Company Facilities, and neither the Company nor any of its subsidiaries is aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any environmental litigation or impose any environmental liability upon the Company or any of its subsidiaries.

  2.18  Brokers' and Finders' Fees.  The Company has not incurred, nor
        --------------------------
will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.18 of the Company Disclosure Schedule identifies all Third Party Expenses (as defined in Section 5.3) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

  2.19  Employee Benefit Plans and Compensation.
        ---------------------------------------

        (a)  The Company Disclosure Schedule lists, with respect to the
Company, any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of
                                        ---------------
Section 414(b), (c), (m) or (o) of the Code or any subsidiary of the Company (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) all loans to
                                                     -----
employees (except loans to a given individual from the individual's tax-qualified retirement plan) in excess of $25,000, loans to officers (except loans to a given individual from the individual's tax-qualified retirement plan), and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, disability, employee relocation, cafeteria (pursuant to section 125 of the Code), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, providing an aggregate amount of annual benefits in excess of $25,000, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which current or contingent obligations of the Company of greater than $25,000 exist for the benefit of, or relating to, any current or former employee, consultant or director of the Company (together, the "Company
                                                                       -------
Employee Plans"), and a copy of each such Company Employee Plan and each summary
--------------
plan description and annual report on the Form 5500 Series required to be filed with any government agency for each Company Employee Plan for the three most recent Plan years has been delivered to Splash.


        (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by Code Section 4980B or applicable state law conversion rights; (ii) there has been no "prohibited transaction," as such term is defined in

Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan; (iii) all Company Employee Plans have been administered in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code, orders, or governmental rules and regulations currently in effect with respect thereto and including all applicable requirements for notification to participants or to the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS")
                                                                       ---
as to such qualification, and, to the knowledge of the Company, nothing has occurred which could reasonably be expected to cause the loss of such qualification or exemption; (v) all contributions required to be made by the Company or any of its subsidiaries to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; and
(vi) no Company Employee Plan is covered by, and neither the Company nor any subsidiary has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code.

        (c) With respect to each Company Employee Plan, the Company has complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the
                                                             -----
proposed regulations thereunder.

  2.20  Insurance.  Section 2.20 of the Company Disclosure Schedule
        ---------
lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. There is no claim by the Company or its subsidiaries pending under any of such policies or bonds as to which the Company or its subsidiaries has received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company and its subsidiaries have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

  2.21  Compliance with Laws.  The Company has complied with, is not in
        --------------------
violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

  2.22  Complete Copies of Materials.  The Company has delivered or
        ----------------------------
made available to Splash true and complete copies of each written agreement, contract, commitment or other document (or summaries of same) that is referred to in the Company Disclosure Schedule or that has been requested in writing by Splash or its counsel.

   2.23  Representations Complete.  None of the representations or
         ------------------------
warranties made herein by the Company (as modified by the Company Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

   2.24  Disclosure Schedule.  The Company Disclosure Schedule has been
         -------------------
prepared and executed by the Company and dated and delivered on the date of this Agreement. The Company shall endeavor to disclose in the Company Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed.


                                 ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF SPLASH AND MERGER SUB

     Splash and Merger Sub, jointly and severally, represent and warrant to the Company and the Company stockholders who receive Splash Common Stock in the Merger as follows:

  3.1  Organization, Standing and Power.  Splash is a corporation duly
       --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Splash and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the business, assets, financial condition, or results of operations of Splash or the ability of Splash and Merger Sub to consummate the transactions contemplated hereby.

  3.2  Splash and Merger Sub Capital Structure.
       ---------------------------------------

       (a) The authorized capital stock of Splash consists of 50,000,000 shares of Splash Common Stock and 5,000,000 of preferred stock, of which approximately 12,147,850 shares of Splash Common Stock and no shares of preferred stock were issued and outstanding as of August 11, 1997. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $.001 par value, all of which, as of the date hereof, are issued and outstanding and are held by Splash.

       (b) The shares of Splash Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other statutory right of stockholders and will be issued in compliance with applicable federal and state securities laws.

   3.3  Authority.  Each of Splash and Merger Sub have all requisite
        ---------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Splash and Merger Sub. This Agreement has been duly executed and delivered by Splash and Merger Sub and constitutes the valid and binding obligations of Splash and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the charter documents of, Splash and Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Splash and Merger Sub in connection with the execution and delivery of this Agreement by Splash and Merger Sub or the consummation by Splash and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country.

  3.4  SEC Documents; Splash Financial Statements.  Splash has
       ------------------------------------------
furnished or made available to the Company true and complete copies of (i) all reports and registration statements filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since its initial public
                                       ------------
offering in October 1996, all in the form (including exhibits) so filed (collectively, the "SEC Documents"). As of their respective filing dates, the
                    -------------
SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

  3.5  No Material Adverse Change; Registration Statement on Form S-1.
       --------------------------------------------------------------
Since the August 19, 1997 effective date of Splash's registration statement on Form S-1, there has not been, occurred or arisen any event or condition of any character that has had or creates a reasonable risk of having a material adverse effect on the business, assets, financial condition or results of operations of Splash. Except to the extent superseded by any filing with the SEC prior to the date of this Agreement, Splash's registration statement on Form S-1 (effective August 19, 1997) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.



                                 ARTICLE IV

                     CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1  Conduct of Business of the Company.  During the period from the date
       ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Splash shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by Splash and the Company, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Splash of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company (and each of its subsidiaries) shall not, without the prior written consent of Splash:

        (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.6 hereof;

        (b) Transfer to any person or entity any material rights to the Company's Intellectual Property (other than such transfers effectuated in the ordinary course of business);

        (c) Enter into or amend any agreements not cancelable by the Company without penalty on ninety (90) days notice or less pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

        (d) Materially amend, terminate or violate any distribution agreement or material contract, agreement or license which the Company is a party or by which it is bound other than termination by the Company pursuant to the terms thereof in the ordinary course of business and without financial penalty to the Company;

        (e)  Commence any material litigation;

        (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

        (g) Except for the issuance of shares of Company Common Stock upon conversion of the Convertible Promissory Note, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

        (h) Cause or permit any amendments to its Articles of Organization or Bylaws (or comparable organizational documents);

        (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

       (j) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

       (k) Incur any indebtedness for borrowed money (except with respect to indebtedness incurred by the Company in the ordinary course of business and under existing term loans or revolving credit lines) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

        (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in Section 2.11(a) of the Company Disclosure Schedule;

        (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than hirings and terminations in the ordinary course of business and other than customary increases associated with regular reviews scheduled during such period;

        (n) Revalue any of its assets including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

        (o)  Pay, discharge or satisfy, in an amount in excess of $10,000
(in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto);

        (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (q) Enter into any development, joint marketing or other strategic arrangement or agreement; or

        (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform the transactions contemplated herein or its covenants hereunder.

   4.2  No Solicitation.
        ---------------

        (a) Until the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, as the case may be, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Splash or its designees: (i) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition by any person other than Splash of the Company or any of its subsidiaries or any material portion of the business of the Company and its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or of any material portion of its or their capital stock or assets (an "Alternative Acquisition"), (ii)
                                          -----------------------
provide information with respect to it or any of its subsidiaries to any person, other than Splash, relating to or in connection with an Alternative Acquisition,
(iii) enter into an agreement with any person, other than Splash, providing for an Alternative Acquisition or (iv) make or authorize any statement, recommendation or solicitation in support of an Alternative Acquisition.

        (b) If, prior to the Effective Time or the Termination of this Agreement, the Company or any of its subsidiaries receives any bona fide offer
                                                               ---- ----
or proposal relating to any of the above, the Company shall immediately notify Splash thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

   4.3  Meeting of Company Stockholders.  Promptly after the date hereof, the
        -------------------------------
Company will take all action necessary in accordance with the MBCL and its Articles of Organization and Bylaws to convene a meeting of the Company stockholders to be held as promptly as practicable (subject to the provisions of the MBCL) for the purpose of obtaining the Company Stockholder Approval. The Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the MBCL and Massachusetts law to obtain such approvals. Splash shall cooperate with the Company in providing such information concerning itself as may be required by the MBCL and Massachusetts and other state securities law.

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

   5.1  Access to Information.  The Company shall afford Splash and
        ---------------------
its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Effective Time or Termination to (a) all of the Company's properties, books, contracts, commitments and records, and (b) with the consent of the Company, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Splash may reasonably request including, without limitation, access upon reasonable request to the Company's employees, customers (subject to Section 5(a) of the Letter Agreement dated September 25, 1997 between the Company and Splash) and vendors for due diligence inquiry. The Company agrees to provide to Splash and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. Splash agrees to provide to the Company and its accountants, counsel and other representatives reasonable access to Splash's accountants and management for the purpose of discussing Splash's SEC Documents. No information or knowledge obtained in any investigation pursuant to this Section 5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.2  Confidentiality.  Each of the parties hereto hereby agrees to
        ---------------
keep such information or knowledge obtained in any investigation pursuant to
Section 5.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential in accordance with the terms of the confidentiality agreement executed by Splash and the Company as of February 12, 1997, (the "Confidentiality Agreement").
                                               -------------------------

   5.3  Expenses.  If the Merger is consummated, all fees and expenses
        --------
incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting and auditing, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses"), shall be the obligation of the Surviving
                --------------------
Corporation, provided, that, to the extent the aggregate Third Party Expenses of
             --------  ----
the Company exceed $150,000 an adjustment shall be made to the Merger Consideration pursuant to Section 1.13(b). If the Merger is not consummated, the Company shall bear all Third Party Expenses incurred in connection with this Agreement and the transactions contemplated hereby. Each other party (including without limitation stockholders of the Company) shall bear all its own Third Party Expenses incurred in connection with this Agreement and the transactions contemplated hereby.

   5.4  Public Disclosure. Unless otherwise required by law, the parties
        -----------------
hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (a)
                                                    ----------
disclosure by Splash of the intention of the parties to effect the transactions contemplated herein (disclosing only the nature but not the terms of the transaction), in such manner as Splash shall determine, subject to the Company's reasonable approval, (b) such disclosures as may be required by applicable law (provided that the disclosing party shall use reasonable efforts to notify the other party in advance), and (c) such other disclosures as the parties shall mutually agree. Notwithstanding the foregoing, however, and except as may be otherwise required by law, the amount of the Merger Consideration shall not be disclosed, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, by any party without the consent of the other parties.

   5.5  Consents.  Each of Splash and the Company shall promptly apply for
        --------
or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its reasonable best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger.

   5.6  FIRPTA Compliance.  On the Closing Date, the Company shall
        -----------------
deliver to Splash a properly executed statement in a form reasonably acceptable to Splash conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3).

   5.7  Legal Requirements.  Subject to the terms and conditions provided in
        ------------------
this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

   5.8  Notification of Certain Matters.  The Company shall give prompt
        -------------------------------
notice to Splash, and Splash shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and Splash, respectively, contained in this Agreement to be untrue or inaccurate at the Effective Time and (ii) any failure of the Company or Splash, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

   5.9  Stockholders Agreements.  The Company shall deliver or cause to
        -----------------------
be delivered to Splash, concurrently with the execution of this Agreement (from the stockholders of the Company listed in Section 5.11 of the Company Disclosure Schedule (the "Company Stockholders") as being required to sign a Stockholder's
               --------------------
Agreement), executed Stockholder Agreements substantially in the form attached hereto as Exhibit B (the "Stockholders Agreement").
          ---------       ----------------------

  5.10  Further Assurances.  Each of the parties to this Agreement
        ------------------
shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill or cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

  5.11  Third Party Expenses.  The Company shall use all commercially
        --------------------
reasonable efforts to cause all Third Party Expenses to be determined and invoiced to the Company prior to the Closing.

  5.12  Termination Payment.
        -------------------

        (a) In the event that the Company shall fail to consummate the Merger on the terms set forth herein for any reason other than (i) failure of the conditions set forth in Section 6.1(b) or (c) or in Section 6.3(i) or termination of the Agreement pursuant to Section 8.1(a), (b), (c), (d) or (f), or (ii) failure by Splash and Merger Sub to comply in all material respects with the conditions set forth in Sections 6.2 hereof, then the Company shall pay to Splash the sum of $1,000,000, to compensate Splash for transaction expenses, opportunity costs, management disruption and the potential negative impact on Splash's public image. The parties agree that while such damages to Splash are impossible to quantify, the sum of $1,000,000 is a reasonable payment in respect of such damages. Such payment shall be the only remedy at law but shall not preclude any remedy in equity, including specific performance of the transactions contemplated by this Agreement. Such payment shall in no event be payable if the Merger is consummated.

        (b) In the event that Splash shall fail to consummate the Merger on the terms set forth herein for any reason other than (i) failure of the conditions set forth in Section 6.1(a), (b) or (c) or termination of the Agreement pursuant to Section 8.1(a), (b), (c), (d) or (e), or (ii) failure by the Company to comply in all material respects with the conditions set forth in Sections 6.3 hereof, then Splash shall pay to the Company the sum of $1,000,000, to compensate the Company for transaction expenses, opportunity costs, management disruption and the potential negative impact on the Company's public image. The parties agree that while such damages to the Company are impossible to quantify, the sum of $1,000,000 is a reasonable payment in respect of such damages. Such payment shall be the only remedy at law but shall not preclude any remedy in equity, including specific performance of the transactions contemplated by this Agreement. Such payment shall in no event be payable if the Merger is consummated.

  5.13  Rule 144 Reporting.  With a view to making available the
        ------------------
benefits of certain rules and regulations of the SEC which may permit the sale of shares of Splash Common Stock received in the Merger to the public without registration, Splash agrees to:

        (a) Make and keep public information available as those terms are understood and defined in Rule 144 (or any analogous successor provision) under the Securities Act of 1933 (the "Securities Act");

        (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of Splash under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

        (c) So long as a stockholder of the Company owns any shares of Splash Common Stock acquired in the Merger, furnish to such stockholder forthwith upon request a written statement by Splash as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Splash, and such other reports and documents so filed as such stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such stockholder to sell any such securities without registration.

  5.14  Removal of Company Loan Guarantees.    Prior to or promptly following
        -----------------------------------
the Closing, Splash and the Surviving Corporation shall use their reasonable best efforts to have Jeffrey Moore and Edward Gavrin released from their guarantee obligations under the Term Promissory Note dated February 10, 1994 owing to Century Bank and Trust Company and Splash shall indemnify Jeffrey Moore and Edward Gavrin for any damages or losses they may suffer as a result of the Surviving Corporation's failure to pay the Term Promissory Note in a timely manner.

  5.15  Major Company Stockholder Loans.  On the Closing Date, Splash
        -------------------------------
shall cause to be paid the loan amounts owed to the major Company Stockholders described in Section 2.5 of the Company Disclosure Schedule (together with interest to the Closing Date), which amounts including interest totaled $________ at August 31, 1997.


                                 ARTICLE VI

                          CONDITIONS TO THE MERGER

   6.1  Conditions to Obligations of Each Party to Effect the Merger.
        ------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)  Company Stockholder Approval.  This Agreement and the Merger
             ----------------------------
shall have been properly approved and adopted by the Company Stockholder
Approval.

        (b)  No Injunctions or Restraints; Illegality.  No temporary
             ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or restricting the conduct or operations of the business of the Surviving Corporation shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken by any government or governmental agency or instrumentality, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger unlawful.

        (c)  Governmental Approval.  Each of Splash, Merger Sub and the
             ---------------------
Company (and the Company's subsidiaries) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the transactions contemplated hereby including.

   6.2  Additional Conditions to Obligations of Company.  The
        -----------------------------------------------
obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

        (a)  Representations, Warranties and Covenants.  The representations
             -----------------------------------------
and warranties of Splash and Merger Sub in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Splash and Merger Sub shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time. Notwithstanding the foregoing, from time to time prior to the Closing Date, Splash will promptly supplement or amend the Splash Disclosure Schedule with respect to any matter hereafter arising that, if existing at or prior to the date of this Agreement, would have been required to be set forth or described in the Splash Disclosure Schedule.

        (b)  Certificate of Splash.  The Company shall have been provided
             ---------------------
with a certificate executed on behalf of Splash by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

             (i) all representations and warranties made by Splash and Merger Sub under this Agreement are true and correct; and

             (ii) all covenants, obligations and conditions of this Agreement to be performed by Splash and Merger Sub on or before such date have been so performed.

        (c)  Claims.  There shall not have occurred any claims (whether
             ------
asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of Splash.

        (d)  Litigation.  There shall be no action, suit, claim or proceeding of
             ----------
any nature pending, or overtly threatened, against Splash, Merger Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

        (e)  Legal Opinion.  The Company shall have received a legal opinion
             -------------
from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to Splash and Merger Sub, substantially in the form of Exhibit C hereto.
                                         ---------

        (f)  No Material Adverse Effect.  There shall not have occurred any
             --------------------------
Material Adverse Effect on Splash and its subsidiaries, taken as a whole.

   6.3  Additional Conditions to the Obligations of Splash and Merger Sub.
        -----------------------------------------------------------------
The obligations of Splash and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Splash:

        (a)  Representations, Warranties and Covenants.  The representations and
             -----------------------------------------
warranties of the Company in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time. Notwithstanding the foregoing, from time to time prior to the Closing Date, the Company will promptly supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising that, if existing at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule.

        (b)  Certificate of the Company.  Splash shall have been provided with a
             --------------------------
certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer or Treasurer to the effect that, as of the Effective
Time:

             (i) all representations and warranties made by the Company in this Agreement are true and correct; and

             (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed.

        (c)  Claims.  There shall not have occurred any claims (whether
             ------
asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or could reasonably be anticipated to have a Material Adverse Effect on the Company, its subsidiaries or the Surviving Corporation.

        (d)  Third Party Consents.  All consents, waivers, and approvals listed
             --------------------
pursuant to Section 2.3 of the Company Disclosure Schedule shall have been obtained.

        (e)  Legal Opinion.  Splash shall have received a legal opinion from
             -------------
Goldstein & Manello, P.C., legal counsel to the Company, substantially in the form of Exhibit D hereto.
        ---------

        (f)  Litigation.  There shall be no action, suit, claim or proceeding of
             ----------
any nature pending, or overtly threatened, against Splash, Merger Sub or the Company (including its subsidiaries), their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

        (g)  No Material Adverse Effect.  There shall not have occurred any
             --------------------------
Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

        (h)  Stockholder's Agreement.  The Stockholders Agreements executed and
             -----------------------
delivered on the date of this Agreement shall be in full force and effect.

        (i)  No Dissenters. Greater than five holders of Company Capital Stock
             -------------
or holders of more than 3% of the outstanding Company Capital Stock shall not have exercised, nor shall they continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

        (j)  Employment Agreements.  Employment and noncompetition agreements
             ---------------------
executed and delivered on the date of this Agreement shall be in full force and effect.

        (k)  Stock Elections; Cash Elections.  Company stockholders shall have
             -------------------------------
made Stock Elections pursuant to Section 1.09 to receive at least 15% of the Merger Consideration in the form of Splash Common Stock; and each Major Company Stockholder shall have made Cash Elections pursuant to Section 1.09 in respect of a sufficient number of their shares of Company Capital Stock in order to fund their respective obligations to fund the Escrow Amount (Edward Gavrin ($1,125,000); Jeffrey Moore ($1,125,000); and Alexandra Moses ($750,000)).

        (l)  Patent Counsel Opinions.  Splash shall have received from patent
             -----------------------
counsel to the Company opinions of such counsel in form and substance satisfactory to Splash and its counsel.

        (m)  Convertible Promissory Note.  The holder of the Convertible
             ---------------------------
Promissory Note shall have converted such note into shares of Company Class B Common Stock in exchange for all amounts due thereunder and Splash shall have received satisfactory evidence thereof.

        (n)  Fiscal 1997 Audited Financials.  Splash shall have received audited
             ------------------------------
consolidated financial statements (balance sheets, statements of operations, statements of stockholder's equity and statements of cash flows) for the Company as of June 30, 1997 and for the period ended June 30, 1997. Such financial statements shall be audited by Barry High CPA and prepared in accordance with (i) GAAP and in compliance with Regulation S-X as promulgated by the Securities and Exchange Commission and (ii) the considerations specified in
Section 6.3(n) of the Company Disclosure Schedule.

                                 ARTICLE VII

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

   7.1  Survival of Representations and Warranties.  All covenants
        ------------------------------------------
to be performed prior to the Effective Time shall survive the Merger, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger until the date that is 15 months after the Effective Time.

   7.2  Escrow Arrangements.
        -------------------

        (a)  Escrow Fund.  As provided in Section 1.8,  promptly following the
             -----------
Effective Time, Splash shall deposit with Comerica Bank (or another institution acceptable to Splash and the Stockholders' Agent (as defined in Section 7.2(g) below)), as Escrow Agent (the "Escrow Agent"), cash equaling the Escrow Amount,
                               ------------
which shall constitute an escrow fund (the "Escrow Fund") to be governed by the
                                            -----------
terms set forth herein. The portion of the Escrow Amount contributed on behalf of each Major Company Stockholder shall correspond to such stockholder's Proportionate Escrow Interest. The Escrow Fund shall be available to compensate Splash and its subsidiaries (i) for the payment to Splash of any adjustments to the Merger Consideration pursuant to Section 1.13 of this Agreement and (ii) for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees and disbursements in connection with any action, suit or proceeding, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively "Losses") that Splash or any of its affiliates has
                               ------
actually incurred (or, in the case of an extension of the Escrow Period pursuant to Section 7.2(b)(ii), reasonably anticipates incurring), by reason of (x) the breach by the Company of any representation, warranty, covenant or agreement of the Company contained herein or (y) the breach by any of the Company Stockholders of any representation, warranty, covenant or agreement contained in such Company stockholder's Stockholders Agreement; provided, however, that (1)
                                                   --------  -------
for purposes of determining whether a breach of any representation or warranty or covenant has occurred, and the amount of any losses attributable to any such breach, any qualification as to materiality set forth therein shall not be given effect to and (2) claims for Losses incurred as a result of a breach by a Company stockholder shall be satisfied out of such stockholder's Proportionate Interest of the Escrow Fund until such Proportionate Escrow Interest is exhausted, and then shall be satisfied out of the Escrow Fund in accordance with this Agreement. Splash shall not be entitled to receive any disbursement with respect to any Loss under Section 7.2(a)(ii) arising in respect of:

          (A) any individual occurrence or circumstance related to any third party claim with respect to the Company's Intellectual Property unless the amount of the Loss arising in respect of such occurrence or circumstance individually, exceeds a $25,000 deductible level; provided, however, that
                                                       --------  -------
     (i) in the event the aggregate amount of such Losses of Splash shall exceed $100,000, then Splash shall be entitled to recover from the Escrow Fund the total of such Losses including any amounts below the $25,000 deductible for
                          ---------
     each such occurrence or circumstance and (ii) with respect to any third party claim for royalties or damage payments related to infringement by the Company's Intellectual Property on the intellectual property rights of third parties during periods prior to the Effective Time (any such a claim being an "Infringement Claim"), (I) except as otherwise provided in the
               ------------------
     Company Disclosure Schedule, Splash shall be obligated to pay the legal fees and expenses relating to defending any such claim and (II) notwithstanding the foregoing limitations, Splash shall be entitled to dollar for dollar indemnification for any royalty or damage payments (including settlement payments in respect thereof) made with respect to an Infringement Claim; and

          (B) any individual occurrence or circumstance (other than related to any third party claim with respect to the Company's Intellectual Property) unless the amount of the Loss arising in respect of such occurrence or circumstance individually, exceeds a $10,000 deductible level; provided,
                                                                    --------
     however, that in the event the aggregate amount of such Losses of Splash
     -------
     shall exceed $50,000, then Splash shall be entitled to recover from the Escrow Fund the total of such Losses including any amounts below the
                                           ---------
     $10,000 deductible for each such occurrence or circumstance.

        (b)  Escrow Period; Distribution upon Termination of Escrow Period.
             -------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall remain in existence until the 15-month anniversary of the Closing Date (the "Escrow Period"),
                                                         -------------
subject to extension as set forth below. At the expiration of the Escrow Period, the Escrow Fund shall be released from escrow to the stockholders of the Company entitled to receive the Merger Consideration hereunder, in an amount equal to the entire initial Escrow Fund less an amount equal to the sum of (i)
                                        ----
all amounts theretofore paid out of the Escrow Fund to Splash and its subsidiaries pursuant to this Article VII and (ii) an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of Splash, subject to the objection of the Stockholders' Agent (as defined in Section 7.2(g)) and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the end of the Escrow Period (which amount shall remain in the Escrow Fund (and which shall cause the Escrow Fund shall remain in existence) until such claims have been resolved). As soon as all such claims have been resolved, the Escrow Agent shall deliver to the eligible stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b) shall be made according to each stockholder's Proportionate Escrow Interest as certified to the Escrow Agent by the Stockholder's Agent (as defined in Section
7.2 (g) below).

        (c)  Protection of Escrow Fund.  The Escrow Agent shall hold and
             -------------------------
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Splash and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        (d)  Claims Upon Escrow Fund; Designated Employees.  Upon receipt by the
             ---------------------------------------------
Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Splash (an "Officer's Certificate"): (A)
                                                 ---------------------
stating that Splash has incurred and paid or properly accrued Losses, or reasonably anticipates that it may have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(a) and 7.2(e) hereof, deliver to Splash out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses. Splash shall submit an Officer's Certificate only in good faith.

        (e)  Objections to Claims.  At the time of delivery of any Officer's
             --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholders' Agent, and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to Splash of any Escrow Amount specified in such Officer's Certificate unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with such Officer's Certificate and Section 7.2(d) hereof, provided, that, no such payment
                                                 --------  ----
or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. The Stockholder's Agent will only submit an objection in good faith.

        (f)  Resolution of Conflicts; Arbitration.
             ------------------------------------

             (i) In case the Stockholders' Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Stockholders' Agent and Splash shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Splash should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by Splash and the Stockholders' Agent and distribute amounts from the Escrow Fund in accordance with the terms thereof.

             (ii) If no such agreement can be reached after good faith negotiation, either Splash or the Stockholders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Splash and the Stockholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (who shall be affiliated with a Big Six accounting firm or any successor thereto). The arbitrators shall, within ten (10) business days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The arbitrator shall also, within twenty (20) business days from the last day of any hearings regarding the issuance of any awards, issue a definitive ruling on the issuance of any such award in such arbitration. The arbitrators shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

             (iii) In no event may punitive or exemplary damages be awarded in any arbitration, and arbitration between the parities shall be final and binding. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the Commercial Rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this Section 7.2(f) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by Splash, on the one hand, and the Stockholders' Agent, on the other.

        (g)  Stockholders' Agent; Power of Attorney.
             --------------------------------------

             (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Alexandra Moses shall be appointed as agent and attorney-in-fact (the "Stockholders'
                                                            ------------
     Agent") for each stockholder of the Company on whose behalf a portion of
     -----
     the Merger Consideration was deposited into escrow hereunder, for and on behalf of such stockholders, to give and receive notices and communications, to authorize delivery to Splash of cash from the Escrow Fund in satisfaction of claims by Splash, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the Major Company Stockholders (and their heirs, legal representatives and permitted assigns) from time to time upon not less than thirty (30) days prior written notice to Splash or in the event of the death or permanent disability of the Stockholders' Agent; provided, that, the Stockholders'
                                            --------  ----
     Agent may not be removed or replaced unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall not receive compensation for his or her services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the stockholders of the Company.

             (ii) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of the

     Stockholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholders' Agent.

             (iii) The Stockholders' Agent shall be entitled to submit a claim to and receive reimbursement from the Escrow Agent out of the Escrow Fund for all reasonable, documented and out-of-pocket expenses incurred by the Stockholders' Agent as a result of his or her acting as the Stockholders' Agent, in an aggregate amount not to exceed $50,000. Any expenses or costs incurred by the Stockholders' Agent from which he or she does not receive reimbursement from the Stockholders' Agent Expense Fund shall be borne by the Stockholders' Agent, unless it is an expense or cost for which such Stockholders' Agent may be reimbursed pursuant to Section 7.2(g)(ii).

        (h)  Actions of the Stockholders' Agent.  A decision, act, consent or
             ----------------------------------
instruction of the Stockholders' Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Splash may rely upon any such decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Splash are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

        (i)  Third-Party Claims.  In the event Splash becomes aware of a third-
             ------------------
party claim (including an Infringement Claim) which Splash believes may result in a demand against the Escrow Fund, Splash shall promptly notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the stockholders of the Company who have monies in the escrow shall be entitled, at their expense, to participate in any defense of such claim. Splash shall consult with the Stockholders' Agent prior to the settlement of any such claim and discuss with the Stockholders' Agent in good faith any input regarding the claim and potential settlement the Stockholders' Agent may have prior to any settlement. After such consultation, Splash shall have the right to settle any such claim; provided, however, that except with the consent of the Stockholders'
            --------  -------
Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Splash against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement. In addition to and notwithstanding the foregoing, with respect to any Infringement Claim, Splash will in good faith defend any such claim to the extent that it is commercially prudent.

        (j)  Escrow Agent's Duties.
             ---------------------

             (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Splash and the Stockholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith.

                (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (v) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Splash and the Stockholders' Agent; provided, however, that no such resignation shall become effective
            --------  -------
     until the appointment of a successor escrow agent which shall be accomplished as follows: Splash and the Stockholders' Agent shall use their best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Splash shall have the right to appoint a successor escrow agent (which, in such case, shall be a financial institution with assets of at least $1 billion). The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

                (vi) During the Escrow Period, the Escrow Agent shall invest the cash portion of the Escrow Fund solely in direct obligations of the United States government, the principal and interest of which are fully guaranteed by the United States government, any daily or weekly withdrawal money market fund investing solely in such obligations or interest-bearing or time deposits fully insured by the Federal Deposit Insurance Corporation, and short-term bankers' acceptances in any bank which is rated in one of the two highest ratings categories by Moody's Investor Service, Inc. or Standard & Poor's Corporation (collectively, "Permitted Investments"), or any combination of the foregoing. For purposes of this Agreement, any and all interest earned on the Escrow Fund during the Escrow Period as a result of any Permitted Investments shall be reported by the Company's stockholders for tax purposes and distributed to the Company stockholders upon termination of the Escrow Fund according to each such stockholder's Proportionate Escrow Interest.

        (k)  Exclusivity.  Absent fraud, the indemnification available to Splash
             -----------
and its subsidiaries from the Escrow Fund under this Article VII shall be the exclusive remedy available at law or in equity in respect of any breach of representation or warranty contained in this Agreement or any Stockholders Agreement.

        (l)  Fees.  All fees of the Escrow Agent for performance of its duties
             ----
hereunder shall be paid out of the cash portion of the Escrow Fund. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by the Agreement.


                                ARTICLE  VIII

                      TERMINATION, AMENDMENT AND WAIVER

   8.1  Termination.  Except as provided in Section 8.2 below, this
        -----------
Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a)  by mutual consent of the Company and Splash; or

        (b) by Splash or the Company if the Closing has not occurred by November 30, 1997, other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Effective Time; or

        (c) by Splash or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal; or

        (d) by Splash or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Splash's or the Company's ownership or operation of all or a material portion of the business of the Company or (ii) compel Splash or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Splash as a result of the Merger; or

        (e) by Splash if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, provided, that, if such breach is curable by the Company
         --------  ----
within twenty (20) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Splash may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within twenty (20) days following notification of such breach to the Company from Splash; or

        (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Splash or Merger Sub, provided that, if such breach is curable by Splash or Merger Sub within twenty (20) days through the exercise of its reasonable best efforts, then for so long as Splash or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this
Section 8.1(f) unless such breach is not cured within twenty (20) days following notice of such breach to Splash by the Company.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

   8.2  Effect of Termination.  In the event of termination of this
        ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Splash, Merger Sub or the Company, or their respective officers, directors or stockholders; provided, however, that (subject to the provisions of Section 5.12) each party
--------  -------
shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of the Confidentiality Agreement and
    -------- -------
Sections 5.2, 5.3, 5.4 and 5.12 Article VIII and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

   8.3  Amendment.  Except as is otherwise required by applicable law
        ---------
after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  8.4  Extension; Waiver.  At any time prior to the Effective Time,
       -----------------
Splash and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE IX

                             GENERAL PROVISIONS

   9.1  Notices.  All notices and other communications required or
        -------
permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above):

        (a)  if to Splash, Merger Sub or the Surviving Corporation, to:

                     Splash Technology Holdings, Inc.
                     555 Del Rey Avenue
                     Sunnyvale, California 94086
                     Attention: Joan P. Platt, Chief Financial Officer Facsimile No.: (408) 328-6418

                with a copy to:

                     Wilson Sonsini Goodrich & Rosati, P.C.
                     650 Page Mill Road
                     Palo Alto, California 94304-1050
                     Attention: Jeffrey D. Saper, Esq. and Kurt J. Berney, Esq. Facsimile No.: (415) 493-6811

        (b)  if to the Company, to:

                     ColorAge Inc.
                     900 Middlesex Turnpike
                     Building 8
                     Billerica, Massachusetts 01821
                     Attention:  Alexandra Moses, President
                     Facsimile No.: (508) 667-8821
                with a copy to:

                     Stephen M. Honig, Esq.
                     Goldstein & Manello, P.C.
                     265 Franklin Street
                     Boston, MA 02110
                     Facsimile No.: (617) 439-8988

        (c)     if to the Stockholders' Agent, to:

                     Alexandra Moses
                     ColorAge, Inc.
                     900 Middlesex Turnpike
                     Billerica, MA 01821

        (d)     if to the Escrow Agent, to:

                     Carole Swartz
                     Comerica Bank
                     250 Lytton Avenue
                     Mail Code 4395
                     Palo Alto, CA 94301

   9.2  Interpretation.  Any reference to the Company's "knowledge"
        --------------
shall mean the actual knowledge of Alexandra Moses and Edward S. Gavrin after due inquiry. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   9.3  Counterparts.  This Agreement may be executed in one or more
        ------------
counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   9.4  Entire Agreement; Assignment.  This Agreement, the schedules
        ----------------------------
and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein (including the Stockholders Agreements and the Supplemental Escrow Agreement): (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall remain in full force and effect in accordance with their respective terms; (b) are not intended to confer upon any other person any rights or remedies hereunder except that (i) the Company stockholders electing to receive Splash Common Stock in the Merger shall have the benefit of the representations and warranties set forth in Article III hereof, (ii) the Company stockholders electing to receive Splash Common Stock in the Merger (and their heirs, legal representatives and permitted assigns) shall have the benefit of the agreement of Splash contained in Section 5.13 hereof,
(iii) Edward Gavrin and Jeffrey Moore shall have the benefit of the agreements set forth in Section 5.14, (iv) the Stockholders' Agent and the Escrow Agent shall have the express rights articulated in Article VII hereof, (v) the Major Company Stockholders (and their heirs, legal representatives and permitted assigns) shall have the right to appoint the Stockholders Agent as provided in
Article VII hereof and (vi) the Company Stockholders shall be entitled to enforce Splash's obligation, if any, under Exhibit B hereto; and (c) shall not
                                           ---------
be assigned by operation of law or otherwise except as otherwise specifically provided, except that Splash and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

   9.5  Severability.  In the event that any provision of this
        ------------
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   9.6  Other Remedies.  Except as otherwise provided herein, any and
        --------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   9.7  Governing Law.  Except insofar as certain portions of this
        -------------
Agreement are governed by the DGCL and the MBCL, this Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Santa Clara County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

   9.8  Rules of Construction.  The parties hereto agree that they
        ---------------------
have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Splash, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

COLORAGE INC.                       SPLASH TECHNOLOGY HOLDINGS, INC.


By                                  By
  ---------------------------         --------------------------------------
                                         Alexandra Moses, President and
                                         Kevin K. Macgillivray, President and
                                         Chief Executive Officer Chief
                                         Executive Officer


                                    CA ACQUISITION CORPORATION


                                    By
                                       -------------------------------------

                                    Name
                                         -----------------------------------

                                    Title
                                          ----------------------------------

     With respect to the matters set forth in Article I and VII only, the Escrow Agent has caused this Agreement to be signed by its duly authorized representative, as of the date first written above.

                                    COMERICA BANK - CALIFORNIA


                                    By
                                       -------------------------------------

                                    Name
                                         -----------------------------------

                                    Title
                                          ----------------------------------


                       ***REORGANIZATION AGREEMENT***

                                   EXHIBIT A
                                   ---------

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
              ---------------------------------------------------


     President and Chief Executive Officer         Kevin K. Macgillivray

     Chief Financial Officer and Secretary         Joan P. Platt

                                                                       EXHIBIT B

                                 COLORAGE INC.

                             STOCKHOLDER AGREEMENT



     This Stockholder Agreement (the "AGREEMENT") is made and entered into as of October __, 1997, between Splash Technology Holdings, Inc., a Delaware corporation ("SPLASH"), the undersigned beneficial stockholder (the "STOCKHOLDER") of ColorAge Inc., a Massachusetts corporation (the "COMPANY"), and the undersigned "TRUSTEES" of the Voting Trust Agreement dated December 17, 1991. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

                                   RECITALS

     A. Concurrently with delivery of this Agreement, Splash, the Company and CA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Splash ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive cash and/or other consideration on the basis described in the Merger Agreement.

     B. The Stockholder is the beneficial owner (as defined in rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company as is indicated on the final page of this Agreement (the "SHARES"). The Trustees are the record holder of the Class A Shares constituting a portion of the Shares, and the Stockholder is the record holder of the Class B Shares.

     C. As an inducement to Splash to enter into the Merger Agreement, the Stockholder and Trustees are willing to enter into and be bound by this Agreement pursuant to which the Stockholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), or any Trustee certificates evidencing any of such aforesaid Shares and the Stockholder and the Trustees agree to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1.   Agreement to Retain Shares.
          --------------------------

          1.1  Transfer and Encumbrance.  Stockholder agrees not to transfer
               ------------------------
(except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2 below), or any Trustee certificates evidencing same, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof.

          1.2  Additional Purchases.  Stockholder agrees that any shares of
               --------------------
capital stock of the Company (or any Trustee certificates evidencing the same) that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date (the "NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          1.3  Charitable Trust.  Notwithstanding the foregoing, Stockholder
               ----------------
shall be entitled to transfer Shares, and/or Trustee certificates representing same, to a charitable foundation or charitable remainder unitrust (or similar vehicle), provided (i) the Trustees shall vote any such Class A Shares so transferred, as provided hereunder and (ii) the trustee of such charitable foundation or unitrust shall become bound hereto (by executing a like form of agreement) as an additional "Stockholder" as to any such Class B Shares.

          1.4  Transfers by Operation of Law.  Upon the death or incapacity of
               -----------------------------
the Stockholder such that an executor or personal representative shall be named, or upon any other transfer of the Shares or of the Trustee certificates evidencing same, by operation of law, then the rights and obligations of the Stockholder thereupon shall vest in and upon such personal representative, who shall be bound fully hereby.

     2.   Agreement to Vote Shares; Waiver.  At every meeting of the
          --------------------------------
stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Trustees and Stockholder, as the case may be, shall vote the Shares and any New Shares
(i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than with Splash and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement. The Stockholder hereby waives his/her right of appraisal for the Shares, arising under M.G.L. c. 156B, with respect to the Merger.

     3.   Irrevocable Proxy.  Concurrently with the execution of  this
          -----------------
Agreement, Stockholder and Trustees agree to deliver to Splash a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to
                        ---------
the fullest extent permitted in the Massachusetts Business Corporation Law, covering such portion of the Shares owned beneficially by each. No warranty is made as to the enforceability of the Trustee proxy.

     4.   Cash Election.  Without the consent of Splash and notwithstanding the
          -------------
provisions of Section 1.9 of the Merger Agreement to the contrary, Stockholder hereby irrevocably makes a Cash Election (as defined in the Merger Agreement) with respect to all of Stockholder's Shares and agrees to take such actions as are reasonably necessary to effect such election.

     5.   Representations, Warranties and Covenants of the Stockholder.
          ------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Splash as follows:

          5.1  Ownership of Shares.  Stockholder (i) is the beneficial owner of
               -------------------
the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law), and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          5.2  No Proxy Solicitations.  Stockholder will not, and will not
               ----------------------
permit any entity under Stockholder's control to (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a Stockholders' vote or action by consent of the Company Stockholders with respect to an Opposing Proposal, or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

          5.3  Trustee Stockholder Agreements and Proxies.  The Stockholder
               ------------------------------------------
hereby consents to the Trustees entering into a Stockholder Agreement and granting a Trustee proxy substantially in the form hereof and in the form attached hereto with respect to all the other Class A Shares of the Company, and the Stockholder shall not take any action to oppose any action of the Trustees permitted or required to be taken by the Trustees pursuant to or under this or such other Stockholder Agreements or under the attached proxy or other Trustee proxies (including voting obligations under Section 2 hereof).

     6.   Additional Documents.  Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Splash or Stockholder, as the case may be, to carry out the intent of this Agreement.

     7.   Consent and Waiver.  Stockholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8.   Termination.  This Agreement and the Proxy delivered in connection
          -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     9.   Miscellaneous.
          -------------

          9.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned by the Stockholder without prior written consent of Splash.

          9.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

          9.4  Specified Performance; Injunctive Relief.  The parties hereto
               ----------------------------------------
acknowledge that Splash will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Splash upon any such violation, Splash shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Splash at law or in equity.

          9.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Splash:       Splash Technology Holdings, Inc.
                         555 Del Rey Avenue
                         Sunnyvale, CA  94086
                         Attn:  Joan P. Platt, Chief Financial Officer
                         Telephone:  (408) 328-6300
                         Fax:  (408) 326-6418

     With a copy to:     Wilson Sonsini Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, CA  94304-1050
                         Attn:   Jeffrey D. Saper, Esq.
                         Kurt J. Berney, Esq.
                         Telephone:  (415) 493-9300
                         Fax:  (415) 493-6811

     If to the Stockholder: To the address for notice set forth on the last page hereof.

     If to the Company:  Alexandra Moses, President
                         ColorAge Inc.
                         900 Middlesex Turnpike
                         Building 8
                         Billerica, MA  01821
                         Fax:  (978) 667-8821

     With a copy to:     Stephen M. Honig, Esq.
                         Goldstein & Manello, P.C.
                         265 Franklin Street
                         Boston, MA  02110
                         Fax:  (617) 439-8988

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          9.6  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts.

          9.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          9.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          9.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          9.10 Effective Time.  This Agreement and the Proxy delivered in
               --------------
connection herewith shall become effective only upon execution of the Merger Agreement by each of the Company, Parent and Merger Sub, and the time and date of such execution shall be the "Effective Time."

          9.11 Closing.  Notwithstanding any other provision hereof, the
               -------
Trustees, Stockholder, Splash and ColorAge agree that, to the extent requested by counsel to ColorAge in order to facilitate the mechanics of effecting the Closing under the Merger Agreement, the Trustees at Closing shall convey the portion of the Shares held of record by them to the Stockholder and ColorAge shall effect transfer of such shares of record; provided, if the Merger shall not be closed notwithstanding the efforts of the parties to effect same, then (on written demand of the Trustees) the Stockholder shall reconvey all Shares so released from the Voting Trust to the Trustees, to be held on the same terms and conditions, and for the same period of time, as provided in the Voting Trust as at the date hereof.

     IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be duly executed on the date and year first above written.


COLORAGE, INC.                                 SPLASH TECHNOLOGY HOLDINGS, INC.


By:                                            By:
   -----------------------------                  -----------------------------
Name:                                          Name:
     ---------------------------                    ---------------------------
Title:                                         Title:
      --------------------------                     --------------------------

TRUSTEES:                                      STOCKHOLDER:


                                               Signature:
--------------------------------                         ----------------------
Signature

                                               Print Name:
--------------------------------                          --------------------
Signature


Trustees' Address for Notice:                  Stockholder's Address for Notice:







Shares owned of record:                        Shares beneficially owned:

        shares of Class A                              shares of Class A
-------                                        -------
Common Stock                                   Common Stock

                                                       shares of Class B
                                               -------
                                               Common Stock

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY



     The undersigned hereby irrevocably appoints ________________________ and __________________________ and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company legally and/or beneficially owned, as the case may be, by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of October ___, 1997 (the "MERGER AGREEMENT") among Splash Holdings, Inc., a Delaware corporation ("SPLASH"), CA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Splash ("MERGER SUB"), and the Company shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Stockholder Agreement dated as of October ___, 1997 (the "STOCKHOLDER AGREEMENT") between Splash and the undersigned Stockholder, and is granted in consideration of Splash entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to, or competition with, the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Splash and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement, at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Splash and its affiliates, and against any liquidation or winding up of the Company. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable to the maximum extent permitted by law.


Dated:  __________________________, 1997

     Print Name of Stockholder:     ______________________________________

     Signature of Stockholder:      ______________________________________
     (or authorized representative, agent or partner)

     Shares beneficially owned:

     ___________________ shares of Class A Common Stock

     ___________________ shares of Class B Common Stock

                                   EXHIBIT C

         LEGAL OPINION OF COUNSEL TO SPLASH TECHNOLOGY HOLDINGS, INC.



                               October 30, 1997


ColorAge Inc.
900 Middlesex Turnpike
Building 8
Billerica, Massachusetts 01821

Ladies and Gentlemen:

     Reference is hereby made to the Agreement and Plan of Reorganization dated as of October 10, 1997 (the "Reorganization Agreement") by and among Splash
                             ------------------------
Technology Holdings, Inc., a Delaware corporation ("Splash"), CA Acquisition
                                                    ------
Corporation, a Delaware corporation and wholly-owned subsidiary of Splash

("Sub"), and ColorAge Inc., a Massachusetts corporation ("ColorAge"), which
  ---                                                     --------
provides for the acquisition of ColorAge by Splash pursuant to a statutory merger of Sub with and into ColorAge (the "Merger"), on the terms and conditions
                                           ------
set forth therein. Reference is also made to certain other agreements as follows: (i) the Employment Agreements by and between Splash and Alexandra Moses, Jeffrey W. Moore, Edward S. Gavrin and Peter Banhazl, respectively, each dated as of October 30, 1997 (the "Employment Agreements"), (ii) the Certificate
                                   ---------------------
of Merger filed with the Secretary of State of the State of Delaware (the

"Certificate of Merger"), and the Articles of Merger filed with the Secretary of
----------------------
the Commonwealth of Massachusetts (the "Articles of Merger," and together with
                                        ------------------
the Certificate of Merger, the "Certificates of Merger"), (iii) the Supplemental
                                ----------------------
Escrow Agreement by and between Splash, ColorAge and certain stockholders of ColorAge, and the Escrow Agent named therein, dated as of October 30, 1997 (the "Supplemental Escrow Agreement"), (iv) the Note Conversion Agreement by and
 -----------------------------
between Splash, ColorAge and Radia Perlman, dated as of October 10, 1997 (the

"Note Agreement"), and (v) the Stockholders Agreement by and between Splash and
---------------
Alexandra Moses, Jeffrey W. Moore, Edward S. Gavrin, Michael Speiner and Radia Perlman, respectively, each dated as of October 10, 1997 (the "Stockholders
                                                               ------------
Agreement") (the Reorganization Agreement, the Employment Agreements, the
---------
Certificates of Merger, the Supplemental Escrow Agreement, the Note Conversion Agreement, the Stockholders Agreement and the other agreements set forth on Exhibit A hereto are collectively referred to as the "Agreements"). This
                                                      ----------
opinion is rendered to you pursuant to Section 6.2(e) of the Reorganization Agreement, and all capitalized terms used herein have the meanings ascribed to them in the Reorganization Agreement unless otherwise defined herein.

     We have acted as counsel for Splash and Sub in connection with the negotiation, execution and delivery of the Agreements. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of such corporate records of Splash, certificates of public officials and such other documents that we consider necessary or advisable for the purpose

ColorAge Inc.
October 30, 1997
Page 2


of rendering this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by Splash and Sub) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by Splash, and after inquiries of officers of Splash but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Splash solely in connection with the Agreements and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Splash and Sub or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that the representations and warranties made by each party in the Reorganization Agreement are true and correct as of the date hereof and that all covenants, obligations and conditions of the Reorganization Agreement to be performed by each party on or prior to the date hereof have been so performed. We are also assuming that ColorAge has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Reorganization Agreement and to consummate the transactions contemplated thereby.

     The opinions hereinafter expressed are subject to the following qualifications:

          a. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors or secured parties, including without limitation, federal, state or other laws regarding fraudulent transfers;

          b. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) or as to the effects of public policy on the enforceability of any provision of any agreement;

          c. We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

ColorAge Inc.
October 30, 1997
Page 3


          d. We are members of the Bar of the State of California, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of California, the General Corporation Law of the State of Delaware and the Business Corporation Law of the Commonwealth of Massachusetts. As you know, we are not licensed to practice law in the State of Delaware or the Commonwealth of Massachusetts, and our opinions as to the General Corporation Law of the State of Delaware and the Business Corporation Law of the Commonwealth of Massachusetts are based solely on our review of standard compilations of such laws and without reference to its conflicts of law rules.

          e. This opinion is subject to the effect of statutes, principles of equity and court decisions providing (i) that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing, and (ii) that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to be unconscionable or contrary to public policy.

          f. In rendering our opinion set forth in paragraph 5 below, we have not made any investigation of court records to determine whether any actions have been filed.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Splash is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

     2. Sub is a corporation validly existing and in good standing under the laws of the State of Delaware; all of the outstanding shares of capital stock of Sub are validly issued, fully paid and nonassessable and registered in the name of Splash.

     3. Each of Splash and Sub, as applicable, has full corporate power and authority to execute, deliver, and perform its obligations under the Agreements and has taken all requisite corporate action to approve and adopt the Agreements. Sub has full corporate power and authority to execute, deliver and perform its obligations under the Certificate of Merger. Each of the Agreements has been duly executed and delivered by each of Splash and Sub, and constitutes the legal, valid and binding obligation of each of Splash and Sub, as applicable. The Merger shall be legally effective upon the filing of a Certificate of Merger with the Secretary of State of the Delaware and the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts.

     4. The execution, delivery and performance of the Agreements by Splash and Sub, as applicable, the execution and delivery of the Certificates of Merger by Sub, and the carrying out by

ColorAge Inc.
October 30, 1997
Page 4


Splash and Sub of the transactions contemplated by the Agreements and by the Certificates of Merger did not and will not conflict with or constitute a violation under the charter documents of Splash or Sub or, to our knowledge, any statute, rule or regulation, judgment, decree, order, governmental permit or license applicable to Splash or Sub.

     5. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Splash or Sub or any of their assets or properties is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Agreements or the Certificates of Merger.

     6. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required for the consummation by Splash or Sub or with respect to their respective assets or properties of the transactions contemplated by the Agreements and Certificates of Merger that has not been obtained, except for (i) acceptance for filing, by the Secretary of the State of Delaware and the Commonwealth of Massachusetts, of the Certificate and Articles of Merger, respectively, and (ii) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

     This letter is furnished to you specifically in connection with the Reorganization Agreement, and solely for information and benefit in connection therewith. This Opinion Letter may not be relied on by you in any other connection, and it may not be relied on by any other person or for any purpose without our prior written consent.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                                                                     EXHIBIT D

            [LETTERHEAD OF GOLDSTEIN & MANELLO, P.C. APPEARS HERE]


                                                October 30, 1997



Splash Technology Holdings, Inc.
555 Del Rey Avenue
Sunnyvale, California 94086

        Re:     Acquisition of ColorAge Inc. by Splash Technology Holdings, Inc.
                ----------------------------------------------------------------

Gentlemen and Ladies:

        We have acted as counsel to ColorAge Inc. (the "Company") in connection with the merger (the "Merger") of CA Acquisition Corporation, a Delaware corporation (the "MergerSub"), with and into the Company, pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of October 13, 1997 by and among the Company, the MergerSub and Splash Technology Holdings, Inc., a Delaware corporation ("Splash"). This opinion is delivered to you pursuant to Section 6.3(e) of the Reorganization Agreement.

        1. In rendering the opinions hereinafter set forth, we have examined and relied upon:

        a.      The Reorganization Agreement;

        b. The documents and instruments executed and/or delivered at or in connection with the closing of the Reorganization Agreement as listed on Exhibit A;
                          ---------

        c. Copies of the Company's Articles of Organization and all amendments thereto certified by the Secretary of State of The Commonwealth of Massachusetts ("Secretary") on October 22, 1997;

        d. A copy of the Company's By-Laws certified to be true, correct and complete by the Clerk of the Company on the date hereof;

        e. The Company's minute books and stock ledger as presented to us by the Company;

        f. A Certificate issued by the Secretary on October 20, 1997, a copy of which is annexed hereto as Exhibit B;
                                                   ---------

Splash Technology Holdings, Inc.
October 30, 1997
Page 2


        g. Certificate of Good Standing No. 38424 issued by the Commissioner of Revenue of The Commonwealth of Massachusetts on August 19, 1997, a copy of which is annexed hereto as Exhibit C;
                                                                      ---------

        h. A Certificate of the Clerk of the Company dated this date, a copy of which is annexed hereto as Exhibit D;
                                                   ---------

        i. A Certificate of the President of the Company dated this date, a copy of which is annexed hereto as Exhibit E;
                                                   ---------

        j. A Certificate of the Treasurer of the Company dated this date, a copy of which is annexed hereto as Exhibit F;
                                                   ---------

        k. A copy of the Articles of Merger dated the date hereof, a copy of which is annexed hereto as Exhibit G, and which Articles of
                                              ---------
                Merger are to be filed with the Secretary of State of the State of Delaware;

        l. A copy of the Certificate of Merger dated the date hereof, a copy of which is annexed hereto as Exhibit H, and which
                                                   ---------
                Certificate of Merger is to be filed with the Secretary of State of the State of Delaware;

        m. The index of the United States Bankruptcy Court for the District of Massachusettes (Boston) as reported by the Public Access to Court Electronic Records system online with said Court as updated through the close of business on October 27, 1997, which indicated that no bankruptcy proceedings were pending in said Court by or against the Company as of the close of business on October 27, 1997; and

        n. A copy of the Voting Trust Agreement dated December 17, 1997, a copy of which is annexed hereto and Exhibit I (the "Voting Trust Agreement").

        2. Except as explicitly set forth hereinabove, we have undertaken no factual investigation in any regard. As used in this opinion, references to our "knowledge" means the knowledge in fact of the lawyers currently in the firm who have given substantive legal attention to the representation of the Company in connection with the transactions contemplated by the Reorganization Agreement.

        3. In rendering the opinions hereinafter set forth, we have assumed with your permission:

        a. The completeness and authenticity of all documents and instruments submitted to us as originals;

GOLDSTEIN & MANELLO, P.C.
Counsellors at Law
Splash Technology Holdings, Inc.
October 30, 1997
Page -3-

        b. The completeness and conformity to original documents and instruments of all documents and instruments submitted to us as certified, photostatic or facsimile copies and the completeness and authenticity of such original documents and instruments;

        c. The genuineness of all signatures (excluding the signatures of the Company's officers on the Reorganization Agreement and other documents and instruments);

        d. The legal capacity to contract of each individual and the power, authority and due authorization of each corporate signatory of a document or instrument (other than the Company) to execute the respective documents and instruments to which each is a party, to effect the transactions thereby contemplated and to perform its obligations under each such document or instrument;

        e. That the Reorganization Agreement and any other document signed by Splash and the MergerSub as to which we are opining are the legal, valid and binding obligations of Splash and the MergerSub, enforceable against each of Splash and the MergerSub according to their terms;

        f. The due execution, delivery and performance by Splash and the MergerSub of the Reorganization Agreement and all documents and instruments delivered by Splash and the MergerSub at or in connection with the closing of the Reorganization Agreement;

        g. That the certificates and reports examined and relied upon by us have been validly issued and correctly set forth the facts stated therein;

        h. The accuracy and completeness of the judicial and other government records and indices examined by us and the current and complete indexing of such records;

        i. The accuracy and completeness of all corporate records made available to us by the Company;

        j. That to the extent our opinions relate to matters as to which governmental agencies have issued certificates or other statements, or as to which we have received certificates from the Company, or as to which we have made or caused to be made examinations of government records and indices, there have been no changes in the facts reflected in such certificates and records from the date of such certificates and examinations through the date hereof; and

GOLDSTEIN & MANELLO, P.C.
Counsellors at Law
Splash Technology Holdings, Inc.
October 30, 1997
Page -4-

        k. The laws of the State of California do not differ in any material respect from the laws of The Commonwealth of Massachusetts.

        4. We are admitted to practice law in any jurisdiction other than The Commonwealth of Massachusetts. Accordingly, we express no opinion as to the laws of any jurisdiction other than The Commonwealth of Massachusetts, the federal laws of the United States of America and the State of Delaware, limited to the General Corporation Law of that state. We express no opinion as to any state or federal anti-trust law, or the anti-fraud provisions of the any state or federal securities laws.

        5. Based upon, subject to and in reliance upon the foregoing, we are of the opinion that:

        a. The Company is a corporation validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted;

        b. The Company has full corporate power and authority to execute, deliver, and perform its obligations under the Reorganization Agreement, the Certificate of Merger and the Articles of Merger, and has taken all requisite corporate action to approve and adopt the Reorganization Agreement, Certificate of Merger and the Articles of Merger. The Reorganization Agreement, the Certificate of Merger, the Articles of Merger and the other documents executed and delivered in connection therewith by or on behalf of the parties thereto, as listed on Exhibit A hereto, have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company.

        c. The execution, delivery and performance of the Reorganization Agreement, the Certificate of Merger and the Articles of Merger by the Company and the carrying out of the transactions contemplated thereby did not and will not conflict with or constitute a violation under the charter documents of the Company or, to our knowledge, any statute, rule or regulation, judgment, decree, order, governmental permit or license applicable to the Company.

        d. To our knowledge, no suit, action and legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which the Company is a party or by which any of its assets or property is bound which seeks to prohibit, restrain or enjoin the transactions contemplated by the Reorganization Agreement, the Certificate of Merger, the Articles of Merger or the other documents listed on Exhibit A executed and delivered by the Company;

GOLDSTEIN & MANELLO, P.C.
Counsellors at Law
Splash Technology Holdings, Inc.
October 30, 1997
-5-

        e. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required for the consummation by the Company or with respect to its assets or properties of the transactions contemplated by the Reorganization Agreement, Certificate of Merger and the Articles of Merger that has not been obtained, except for acceptance for filing, by each of the Secretary of State of the State of Delaware and the Secretary of State of The Commonwealth of Massachusetts, of the Certificate of Merger and the Articles of Merger, respectively; and

        f. The Trustees have full power and authority to enter into and deliver the Stockholders Agreement and the Proxy shown on Exhibit A, and to carry out the transactions and obligations contained therein and contemplated thereby. The execution and delivery and performance of such Stockholders Agreement and Proxy will not conflict with or violate the Voting Trust Agreement, or any duty imposed upon the Trustees by Massachusetts law.

        6. This opinion is rendered to Splash solely in connection with the subject transactions and may not be relied upon by Splash for any other purposes or by any other person in any regard. This opinion is not to be referred to, or quoted, in any document, report or financial statement, or filed with, or delivered to, any governmental agency or other person or entity without our prior written consent in each instance, except that copies hereof may be included in closing binders for Splash's attorneys and accountants.

                                        Very truly yours,


                                        GOLDSTEIN & MANELLO, P.C.

                                        By: /s/ illegible
                                            -----------------------
                                            Duly Authorized

                                                                       EXHIBIT E

                         SUPPLEMENTAL ESCROW AGREEMENT


     ESCROW AGREEMENT (this "Agreement") dated October 10, 1997, by and among
(i) Splash Technology Holdings, Inc., a Delaware corporation ("Splash"); (ii) the owners of Common Stock of ColorAge, Inc., a Massachusetts corporation ("ColorAge") set forth on the signature page of this Agreement (the "ColorAge Holders"), and (iii) Comerica Bank, as escrow agent hereunder (the "Escrow Agent").

     In connection with the Agreement and Plan of Reorganization of even date herewith, by and among Splash, CA Acquisition Corporation, a Delaware corporation, and ColorAge , Inc. (the "Merger Agreement") the ColorAge Holders have made a Stock Election (as defined in the Merger Agreement) and are entitled to receive a number of shares of the common stock of Splash ("Splash Common Stock"). The ColorAge Holders have agreed to indemnify Splash and its affiliates and their respective officers, directors, employees, shareholders, representatives and agents against any failure of the condition set forth in
Section 2(b) below.

     As contemplated herein and by the Merger Agreement, Splash, the ColorAge Holders and the Escrow Agent are entering into this Agreement, and ______ shares of Splash's Common Stock will be deposited by Splash on the Closing Date in an escrow fund for the Escrow Agent (the "Supplemental Escrow Fund") as collateral for the obligations of the ColorAge Holders set forth herein.

     Accordingly, Splash, the ColorAge Holders and the Escrow Agent hereby agree as follows:

     SECTION 1. Any term used herein but not defined herein shall have the meaning assigned such term in the Merger Agreement.

     SECTION 2.

           (a) Pursuant to this Agreement, ______ shares of Splash's Common Stock, constituting all shares of Splash Common Stock received by all ColorAge Holders under the Merger Agreement, shall be delivered to the Escrow Agent together with a duly executed stock power delivered by each of the ColorAge Holders to be held by the Escrow Agent upon the terms and conditions contained herein for the purpose of satisfying, to the extent herein set forth, any claims for indemnification by Splash or its affiliates arising upon a failure of the condition as set forth in Section 2(b) below (a "Failure of Condition"). The Supplemental Escrow Fund shall only be used to satisfy any Losses (as defined in the Merger Agreement), cost, expense or obligation incurred relating to claims arising in connection with a Failure of Condition actually incurred, and upon a Failure of Condition the Supplemental Escrow Fund shall be the sole remedy of Splash (and the Escrow Fund under Article VII of the Merger Agreement shall not be liable therefor). The Escrow Agent has no duty to solicit the deposit of the Supplemental Escrow Fund. Except as provided in Section 7, the Escrow Agent agrees that it does not and shall not have any right of set-off or other rights or claims with respect to the Supplemental Escrow Fund. There shall be added to the Supplemental Escrow Fund, from time to time, all dividends or other distribution paid in cash or in securities with respect to the Splash Common Stock.

The Escrow Agent shall invest all cash held by it in certificates of deposit of suitable maturity. Any such cash and securities shall be released pro rata with
                                                                  --- ----
the release of the Splash Common Stock under Section 5 hereof. The ColorAge Holders shall have no right to vote, sell, assign, grant security interests in or otherwise deal in and with the Splash Common Stock held by the Escrow Agent.

          (b) Reference is made to the obligation of support owed by ColorAge to the licensee contained in Paragraph No. 8 of that certain Development and License Agreement, a copy of which Development and License Agreement has been initialed by each of the parties hereto, identified as the Development and License Agreement referenced in this Paragraph No. 2(b), and delivered to counsel for each party hereto ("License"). Splash will cause the Surviving Corporation to use reasonable best efforts to perform and fully comply with said Paragraph No. 8. In the event, notwithstanding the efforts of Splash, that the Surviving Corporation (as successor to ColorAge under the License) shall be unable to meet its obligations to support the software as described in said Paragraph No. 8, there shall exist a Failure of Condition. Reference is further made to the obligation owed by ColorAge to the licensee under Paragraph No. 10 of the License to hold licensee harmless from certain infringement claims. In the event that the Surviving Corporation shall incur any liability under said Paragraph No. 10, there shall exist a Failure of Condition.

     SECTION 3.

          (a) In the event the Merger is approved, effective upon such vote, and without further act of any stockholder, Alexandra Moses shall be appointed as agent and attorney-in-fact for purposes of this Agreement (the "ColorAge Holder Agent") for each ColorAge Holder on whose behalf a portion of the Merger Consideration was deposited into escrow hereunder, for and on behalf of such ColorAge Holders, to give any notice and communications, to authorize delivery to Splash of shares of Splash Common Stock from the Supplemental Escrow Fund in satisfaction of claims by Splash, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the ColorAge Holder Agent for the accomplishment of the foregoing. Such agency may be changed by the ColorAge Holders party hereto (and their legal heirs and representatives and permitted assigns) from time to time upon not less than (30) days prior written notice to Slash or in the event of the Death or permanent disability of the ColorAge Holder Agent; provided, that, the ColorAge Holder
                                         --------  ----
Agent may not be removed or replaced unless holders of a majority interest of the Supplemental Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the ColorAge Holder Agent, and the ColorAge Holder Agent shall not receive compensation for his or her services. Notices or communications to or from the ColorAge Holder Agent shall constitute notice to or from each of the ColorAge Holders.

          (b) The ColorAge Holder Agent shall not be liable for any act done or omitted hereunder as ColorAge Holder Agent while acting in good faith and in the exercise of reasonable judgment. The ColorAge Holders shall severally indemnify the ColorAge Holder Agent and hold the ColorAge Holder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the ColorAge Holder Agent and arising out of or in connection with the acceptance or administration of the ColorAge Holder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the ColorAge Holder Agent.

          (c) The ColorAge Holder Agent shall be entitled to submit a claim to and receive reimbursement from the Escrow Agent out of the Supplemental Escrow Fund for all reasonable, documented and out-of-pocket expenses incurred by the ColorAge Holder Agent as a result of his or her acting as the ColorAge Holder Agent, in an aggregate amount not to exceed $10,000.

          (d) A decision, act, consent or instruction of the ColorAge Holder Agent shall constitute a decision of all the ColorAge Holders and shall be final, binding and conclusive upon each such ColorAge Holder, and the Escrow Agent and Splash may rely upon any such decision, act, consent or instruction of the ColorAge Holder Agent as being the decision of each ColorAge Holder. The Escrow Agent and Splash are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the ColorAge Holder Agent.

     SECTION 4.

          (a) The Escrow Agent, upon receipt of a claim certificate from Splash, or its agent, in substantially the form of Exhibit I attached hereto (a "Certificate of Instruction"), shall, not later than the business day next following its receipt of such Certificate of Instruction, give written notice to ColorAge Holder Agent of its receipt, together with a copy, of such Certificate of Instruction.

          (b) If the Escrow Agent (i) shall not, within 10 business days after it shall have given such notice to ColorAge Holder Agent have received from ColorAge Holder Agent a certificate in substantially the form of Exhibit II attached hereto (an "Objection Certificate") in respect of the Certificate of Instruction to which such notice relates or (ii) shall have received such an Objection Certificate within such 10 days and shall thereafter have received from Splash or the ColorAge Holder Agent both notice of and a copy of an award of an arbitrator to the effect that the Owed Amount (as defined in the Certificate of Instruction) referred to in such Certificate of Instruction (or a specified portion thereof) is a Loss against which Splash may apply the Supplemental Escrow Fund, then the Escrow Agent shall, on the business day next following the expiration of such 10 business days or the receipt by the Escrow Agent of such notice and award, as applicable, release to Splash from the Supplemental Escrow Fund the applicable Owed Amount. In the event the Owed Amount exceeds the total amount held in the Supplemental Escrow Fund the Escrow Agent shall hold and distribute only the total amount of the Supplemental Escrow Fund.

          (c) Upon receipt of an Objection Certificate the Escrow Agent shall, not later than the business day next following receipt thereof, give written notice to Splash of its receipt together with a copy of said Objection Certificate. In the event that the ColorAge Holder Agent and Splash are unable to resolve any dispute with respect to an Owed Amount, such dispute shall be submitted to, and settled by, arbitration in accordance with the rules, existing at the date hereof, of the American Arbitration Association. The dispute shall be submitted to an arbitrator agreed to by the parties to the dispute or, if such parties cannot agree on an arbitrator, an arbitrator selected for the parties by the American Arbitration Association, and shall be held in San Jose, California.

          (d) Upon receipt by the Escrow Agent from the ColorAge Holder Agent or Splash of both notice of and a copy of an award of an arbitrator to the effect that the Owed Amount (or a specified portion thereof) referred to in a Certificate of Instruction in respect of which the Escrow Agent had received an Objection Certificate in accordance with paragraph (c) of this Section 3 is not a Loss related to a Failure of Condition against which Supplemental Escrow Funds may be applied under the terms of this Agreement, such Certificate of Instruction (or such specified portion of the Owed Amount set forth therein) shall be canceled.

          (e) Upon determining that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion of the Owed Amount set forth therein), Splash shall promptly give notice in writing to the Escrow Agent to cancel such Certificate of Instruction (or such specified portion). Such Certificate of Instruction shall be canceled, in any event, if upon such determination, Splash fails to give such notice to the Escrow Agent within thirty (30) business days.

          (f) For the purposes of determining the number of Splash's shares to be delivered to Splash out of the Supplemental Escrow Fund, Splash's shares shall be valued by the Escrow Agent at the average of the closing prices (the "Average Closing Price") of Splash's Common Stock on the Nasdaq National Market or other securities market, as reported in The Wall Street Journal or similar
                                           -----------------------
financial publication for the ten (10) consecutive trading days ending on the date that is two (2) trading days prior to the date of payment. For purposes of such determination, upon request by the Escrow Agent Splash shall deliver a certificate, signed by an authorized officer of Splash certifying the Average Closing Price.

     SECTION 5.

          (a) The Escrow Agent shall on January 5, 1999 (the "First Release Date"), release to the ColorAge Holders in proportion to their contribution from the Supplemental Escrow Fund one third of the shares of Splash Common Stock then held therein. The Escrow Agent shall on January 5, 2000 (the "Second Release Date") release to the ColorAge Holders in proportion to their contribution from the Supplemental Escrow Fund one half of the shares of Splash Common Stock then held therein. The Escrow Agent shall, on January 5, 2001 (the "Third Release Date") release to the ColorAge Holders in proportion to their contribution from the Supplemental Escrow Fund all remaining shares of Splash Common Stock. Notwithstanding the foregoing, the number of shares to be released to the ColorAge Holders on the First Release Date, the Second Release Date, and the Third Release Date (each a "Stock Release Date") shall be offset, on such date, respectively, by that number of shares of Splash's Common Stock having a fair market value (determined in accordance with Section 3(f)) equal to any Owed Amounts designated in Certificates of Instruction received by the Escrow Agent prior to such time of release, which Owed Amounts have not been finally paid or discharged and with respect to which the applicable Certificate of Instruction has not been canceled in accordance with Section 3.

          (b) Upon the later of (i) the Third Release Date and the date when
(ii) no Certificate of Instruction remains outstanding, the Escrow Agent shall promptly release to the ColorAge Holders the balance of the Supplemental Escrow Funds. Upon the release by the Escrow Agent to the ColorAge

Holders in proportion to their contribution pursuant to this Section 4 of the balance remaining of the Supplemental Escrow Funds, this Agreement shall automatically terminate.

          (c) Notwithstanding anything else herein provided, the Escrow Agent promptly shall release to the ColorAge Holders all of the Supplemental Escrow Fund, less only such portion as shall be necessary to meet the requirements of any outstanding Certificates of Instruction, in the event that Splash shall take any of the following action or incur any of the following events: the taking of a vote by its Board of Directors or Stockholders to liquidate its assets; the filing by Splash of any petition seeking relief under the United States Bankruptcy Code, or the suffering of the filing of any petition against Splash thereunder not discharged in ninety (90) days; Splash making a general assignment for the benefit of creditors or suffering the levy of a majority of its assets; or twenty (20) days prior to the consummation of any transaction by which Splash will: (i) sell all or substantially all of its assets or business as a going concern; or, effect a sale of its stock, or merger (regardless of the identity of the survivor) or consolidation or like transaction (or series of related transaction) the effect of which is to cause Splash to be acquired or to incur an effective change in control of its voting securities.

     SECTION 6. The duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. In furtherance and not in limitation of the foregoing:

     (i) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent believes to be genuine and duly authorized, executed and delivered;

     (ii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection therewith; provided,
                                                                       --------
however, that notwithstanding any other provision in this Agreement, the Escrow
-------
Agent shall be liable for its willful misconduct or negligence;

     (iii) the Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the written opinion of such counsel;

     (iv) in the event that the Escrow Agent shall in any instance in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, subject to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by each of the ColorAge Holder Agent and Splash or by a final order or judgment of a court of competent jurisdiction; and

     (v) the Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of these instructions.

     SECTION 7. Splash and the ColorAge Holders severally agree to provide to the Escrow Agent all instruments and documents within their respective powers to provide, necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     SECTION 8. Splash hereby agrees to pay the Escrow Agent upon execution of this Agreement and in accordance with the fee schedule of the Escrow Agent attached hereto 100% of reasonable compensation for the services to be rendered hereunder and to pay or reimburse the Escrow Agent upon request for 100% of all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder.

     SECTION 9. Each of Splash and the ColorAge Holders hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, 50% of any loss, liability or expense incurred without negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder including the costs and expenses of defending itself against any claim of liability.

     SECTION 10. All notices, certificates, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, given by prepaid telegram, telex or facsimile or given by registered or certified air mail (return receipt requested), as follows (or to such other address of which a party hereto shall have given notice to the other parties):

     Splash:
     ------

     Splash Technology, Inc.
     555 Del Rey Avenue
     Sunnyvale, CA  94086-9255
     Attention of:  Joan P. Platt

     With a copy to:

     Kurt Berney, Esq.
     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, CA  94304
     T: (415) 493-9300
     F: (415) 493-6811

     ColorAge Holder Agent:
     ---------------------

     Alexandra Moses
     121 Livingston Road
     Wellesley, MA 02181-7308

     With a copy to:

     Stephen M. Honig, Esq.
     Goldstein & Manello, P.C.
     265 Franklin Street
     Boston, MA  02110

     Escrow Agent:
     ------------

     Carole Swartz
     Comerica Bank
     250 Lytton Avenue
     Mail Code 4395
     Palo Alto, CA 94301

     Notices, certifications, instructions and other such communication shall be deemed given when received in the manner described above.

     SECTION 11. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the parties hereto at their addresses set forth in this Agreement, at least 10 business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by both of the other parties hereto, whereupon all the Escrow Agent's obligations hereunder shall, except as hereinafter provided, cease and terminate. If no such person shall have been so designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless, except as hereinafter provided, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by each of the other parties hereto or in accordance with the directions of a final order or judgment or a court of competent jurisdiction.

     SECTION 12. This Agreement shall be governed by and enforced in accordance with the laws of the State of California, and shall be binding upon, and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

     SECTION 13. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by or on behalf of each of the parties hereto. No waiver by any party of any breach of any term contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any breach of any other term contained in this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                              COLORAGE HOLDERS


                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------


                              SPLASH TECHNOLOGY, INC.


                              By:
                                 -----------------------------------------------
                                        Name:
                                        Title:

                              ESCROW AGENT


                              By:
                                 -----------------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT I

                                  CERTIFICATE

                                      TO

                                [ESCROW AGENT]

                                As Escrow Agent

     The undersigned, Splash Technology, Inc., a Delaware corporation ("Splash"), pursuant to Section 3 of the Supplemental Escrow Agreement dated October 10, 1997, among (i) Splash, (ii) the ColorAge Holders ("ColorAge Holders"), and (iii) you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) certifies that (i) $______ (the "Owed Amount") has been incurred by Splash as Losses related to a Failure of Condition against which Splash may apply Supplemental Escrow Funds pursuant to the Supplemental Escrow Agreement and (ii) Splash has given the ColorAge Holder Agent written notice of such Losses and its intent to apply Escrow Funds against such Losses, which written notice set forth in reasonable detail the facts giving rise to the liability for such payment; and

     (b) instructs you to release to Splash from the Supplemental Escrow Fund the Owed Amount as provided in Section 3 of said Supplemental Escrow Agreement.



                                    SPLASH TECHNOLOGY, INC.



                                    By:
                                        ----------------------------------------
Dated:

                                  EXHIBIT II


                                  CERTIFICATE

                                      TO

                                [ESCROW AGENT]


                                As Escrow Agent

     The undersigned, ColorAge Holder Agent ("ColorAge Holder Agent"), pursuant to Section 3 of the Supplemental Escrow Agreement dated October 10, 1997, among
(i) Splash Technology, Inc., a Delaware corporation ("Splash"), (ii) the ColorAge Holders and (iii) you, hereby:

          (a) certifies that (i) the Owed Amount referred to in the certificate to you of Splash dated _________, ________ is not a Loss related to a Failure of Condition against which Splash may apply Supplemental Escrow Funds in accordance with the Supplemental Escrow Agreement and (ii) the undersigned has delivered to Splash a written statement dated ________________, _______ setting forth in reasonable detail the facts supporting the statement contained in clause (i) above; and

          (b) objects to your making payment to Splash provided in such certificate of Splash.



                                        COLORAGE HOLDER AGENT



                                        By:
                                           -------------------------------------
Dated:

                            CERTIFICATE RELATING TO
                            -----------------------
                       DEVELOPMENT AND LICENSE AGREEMENT
                       ---------------------------------
                            DATED DECEMBER 13, 1988
                            -----------------------


     The undersigned hereby acknowledges that attached hereto is a true copy of that certain Development and License Agreement dated December 13, 1988 by and between ColorAge Inc. (f/k/n Custom Applications, Inc.) and Howtek, Inc.

     IN WITNESS WHEREOF, the undersigned sets their hand this 10th day of October, 1997.



                                        By:
                                           -------------------------------------
                                           Name: